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Exhibit 4.1

CHEROKEE INTERNATIONAL CORPORATION
as Issuer

and

U.S. BANK, N.A.,
as Trustee

INDENTURE

Dated as of November 27, 2002

5 1/4% Senior Notes due 2008

CROSS-REFERENCE TABLE

TIA Section		Indenture Section
310	(a)(1)	7.10
	(a)(2)	7.10
	(a)(3)	N.A.
	(a)(4)	N.A.
	(a)(5)	7.08; 7.10
	(b)	7.08; 7.10; 12.02
	(c)	N.A.
311	(a)	7.11
	(b)	7.11
	(c)	N.A.
312	(a)	2.05
	(b)	12.03
	(c)	12.03
313	(a)	7.06
	(b)(1)	N.A.
	(b)(2)	7.06
	(c)	7.06; 12.02
	(d)	7.06
314	(a)	4.07; 4.08; 12.02
	(b)	N.A.
	(c)(1)	12.04
	(c)(2)	12.04
	(c)(3)	N.A.
	(d)	10.05
	(e)	12.05
	(f)	N.A.
315	(a)	7.01(b)
	(b)	7.05; 12.02
	(c)	7.01(a)
	(d)	7.01(c)
	(e)	6.11
316	(a)(1)	Excluded
	(a)(2)	N.A.
	(b)	6.07
	(c)	9.05
317	(a)(1)	6.08
	(a)(2)	6.09
	(b)	2.04
318	(a)	12.01
	(c)	12.01

N.A. means not applicable

i

        INDENTURE, dated as of November 27, 2002, between CHEROKEE INTERNATIONAL CORPORATION, a Delaware corporation (the "Company") and U.S. BANK, N.A., a national association, as Trustee (the "Trustee").

        The Company has duly authorized the creation of an issue of 5 1/4% Senior Notes due 2008 in the form of Notes (as defined below), and such Additional Notes (as defined below) that the Company may from time to time choose to issue pursuant to this Indenture, and, to provide therefor, the Company has duly authorized the execution and delivery of this Indenture.

        Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Notes.

ARTICLE ONE

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.    Definitions.

        "Additional Assets" means: (i) any property or assets (other than Indebtedness and Capital Stock) in a Related Business; (ii) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or a Restricted Subsidiary; or (iii) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary; provided, however, that any such Restricted Subsidiary described in clause (ii) above or this clause (iii) is primarily engaged in a Related Business.

        "Additional Notes" means, subject to the Company's compliance with Section 4.13, additional Notes, having identical terms and conditions to the Notes issued on the Issue Date, that may be issued from time to time after the Issue Date under the terms of this Indenture (other than issuances pursuant to Section 2.07, 2.10, 3.06, 4.14, 4.15 or 9.05 of this Indenture).

        "Adjusted Maximum Amount" has the meaning provided in Section 11.04(b).

        "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

        "Affiliate Transaction" has the meaning provided in Section 4.12.

        "After-Acquired Property" means assets or property of the type that constitutes or would constitute Collateral that is acquired after the Issue Date.

        "Agent" means any Registrar, Paying Agent or co-Registrar.

        "Aggregate Payments" has the meaning provided in Section 11.04(b).

        "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of (i) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary), (ii) all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary or (iii) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary (other than, in the case of (i), (ii) and (iii) above, (u) a disposition by a Restricted

Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary, (v) for purposes of Section 4.15 only, a disposition that constitutes a Restricted Payment permitted by Section 4.10 or a disposition specifically excepted from the definition of Restricted Payment), (w) a transaction or series of related transactions for which the Company or its Restricted Subsidiaries receive aggregate consideration less than or equal to $1,000,000, (x) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted under Section 5.01, (y) the disposition of Temporary Cash Investments or (z) an exchange of assets by the Company or any Restricted Subsidiary for like or similar assets held by any Person; provided, that (I) the assets received by the Company or such Restricted Subsidiary in any such exchange in the good faith reasonable judgment of the Board of Directors of the Company will immediately constitute, be a part of, or be used in, a Related Business of the Company or such Restricted Subsidiary, (II) the Board of Directors of the Company has determined that the terms of any exchange are fair and reasonable and (III) any such exchange shall be deemed to be an Asset Disposition to the extent of any cash or cash equivalents received by the Company or any Restricted Subsidiary that exceed $1,000,000.

        "Authenticating Agent" has the meaning provided in Section 2.02.

        "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

        "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors.

        "Board of Directors" means (i) in the case of a Person that is a limited partnership, the board of directors of its corporate general partner or any committee authorized to act therefor (or, if the general partner is itself a limited partnership, the board of directors of such general partner's corporate general partner or any committee authorized to act therefor); (ii) in the case of a Person that is a corporation, the board of directors of such Person or any committee authorized to act therefor, and (iii) in the case of any other Person, the board of directors, management committee or similar governing body or any authorized committee thereof responsible for the management of the business and affairs of such Person.

        "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

        "Business Day" means each day which is not a Legal Holiday.

        "Capital Lease Obligations" means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

        "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated), equity of such Person including any Preferred Stock, but excluding any debt securities convertible into or exchangeable for such equity.

        "Change of Control" means the occurrence of any of the following events:

              (i)  any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (i) such person shall be deemed to have beneficial ownership of all shares that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the then outstanding Voting Stock of the Company; provided, however, that no Change of Control shall be deemed to have occurred under this paragraph (i) if the Permitted Holders either (a) beneficially own (as defined above), directly or indirectly, (x) in the aggregate more than 40% of the total voting power of the then outstanding Voting Stock of the Company and (y) a greater percentage of the total voting power of the then outstanding Voting Stock of the Company than any other person or (b) have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors;

             (ii)  after an initial Public Equity Offering, during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new members of the Board of Directors whose election by such Board of Directors or whose nomination for election by the equityholders of the Company was approved by a vote of the majority of the members of the Board of Directors of the Company then still in office who were either members of the Board of Directors at the beginning of such period or whose election or nomination for election was previously so approved including new members of the Board of Directors designated in or provided for in an agreement regarding the merger, consolidation or sale, transfer or other conveyance, of all or substantially all of the assets of the Company, if such agreement was approved by a vote of such majority of members of the Board of Directors) cease for any reason to constitute a majority of the Board of Directors then in office;

            (iii)  the adoption by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with this Indenture) by way of merger, consolidation or otherwise; or

            (iv)  the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all the assets of the Company and its Subsidiaries, taken as a whole, to another Person (other than to a Restricted Subsidiary of the Company or to one or more Permitted Holders or any entity controlled by one or more Permitted Holders), in which, in the case of any such merger, consolidation or sale, the securities of the Company that are outstanding immediately prior to such transaction and that represent 100% of the aggregate Voting Stock of the Company are changed into or exchanged for cash, securities or property; provided, however, that no Change of Control shall be deemed to have occurred under this paragraph (iv) if pursuant to such transaction the securities of the Company are changed into or exchanged for, in addition to any other consideration, securities of the surviving Person that represent immediately after such transaction, (a) at least 30% of the aggregate voting power of the Voting Stock of the surviving Person and (b) a greater percentage of the Voting Stock of the surviving Person than the percentage of such Voting Stock beneficially owned by any other person (as defined in paragraph (i) above).

        "Change of Control Purchase Date" has the meaning provided in Section 4.14.

        "Change of Control Purchase Price" has the meaning specified in Section 4.14.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Collateral" means any assets of the Company or any Guarantor defined as "Collateral" in any of the Collateral Documents and assets from time to time on which a Lien exists as security for any of the obligations hereunder or under the Notes, any Guarantees or the Collateral Documents; provided, that in no event shall Collateral include Excluded Assets.

        "Collateral Documents" mean, collectively, the Security Agreement, the Pledge Agreement and all other pledges, agreements, financing statements, filings or other documents that grant or evidence the Lien in the Collateral in favor of the Trustee for the benefit of the Holders of the Notes as any of the foregoing may from time to time be amended, restated or supplemented as permitted by this Indenture.

        "Company" means the party named as such in this Indenture until a successor replaces it, and thereafter means such successor.

        "Consolidated Coverage Ratio" as of any date of determination means the ratio of (x) the aggregate amount of Consolidated EBITDA for the period of the most recent four consecutive fiscal quarters for which financial information is available ending prior to the date of such determination to (y) the aggregate amount of Consolidated Interest Expense for such four fiscal quarters; provided, however, that (i) if the Company or any Restricted Subsidiary (x) has Incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period (and, if such Indebtedness is revolving Indebtedness, the amount of Indebtedness deemed to be outstanding for such period shall be the average outstanding amount of such Indebtedness during such period) and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period or (y) has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of the period (including, without limitation, Indebtedness that has been repaid, repurchased, defeased or otherwise discharged in connection with an Asset Disposition) that is no longer outstanding on such date of determination, or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio involves a discharge of Indebtedness (other than Indebtedness Incurred for working capital purposes unless such Indebtedness has been permanently repaid and has not been replaced), Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect to such discharge of such Indebtedness, including with the proceeds of such new Indebtedness, as if such discharge had occurred on the first day of such period, (ii) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition, the Consolidated EBITDA for such period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to the Consolidated EBITDA (if negative) directly attributable thereto for such period, (iii) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction requiring a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, Consolidated EBITDA for such period shall be calculated after giving pro forma effect thereto as if such Investment or acquisition occurred on the first day of such period, and (iv) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition, Investment or acquisition of assets that would have required an adjustment pursuant to clause (ii) or (iii) above if made by the Company or a Restricted Subsidiary during such period, Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition occurred on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be made in accordance with Article 11 of Regulation S-X promulgated under the Securities Act. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the average rate in effect during the period had been the applicable rate for the entire period (taking into account any fixed rate established by an Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months, in which case such fixed rate shall be used).

        "Consolidated EBITDA" for any period means the sum of Consolidated Net Income plus the following to the extent deducted in calculating such Consolidated Net Income (i) Consolidated Interest Expense, (ii) all income tax expense of the Company and its Restricted Subsidiaries, (iii) depreciation expense of the Company and its Restricted Subsidiaries, (iv) amortization expense of the Company and its Restricted Subsidiaries and (v) all other non-cash items reducing such Consolidated Net Income (excluding any non-cash item to the extent it represents an accrual of, or reserve for, cash disbursement for any subsequent period) less all non-cash items increasing such Consolidated Net Income (it being understood that such items do not include the accrual of revenues in the ordinary course of business), in each case for such period (such amount calculated pursuant to this clause (v) not to be less than zero). Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization of, a Subsidiary of the Company shall be added to Consolidated Net Income to compute Consolidated EBITDA only to the extent (and in the same proportion) that the net income of such Subsidiary was included in calculating Consolidated Net Income.

        "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, plus, to the extent not included in such total interest expense, and to the extent incurred by the Company or its Restricted Subsidiaries and attributable to such period, without duplication, (i) interest expense attributable to Capital Lease Obligations (which shall be deemed to accrue at an interest rate reasonably determined in good faith by the Company to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP), (ii) amortization of debt discount and debt issuance costs, (iii) capitalized interest, (iv) non-cash interest expense, (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (vi) net costs associated with Hedging Obligations (including amortization of fees), (vii) dividends paid or payable in respect of any Disqualified Stock of the Company, (viii) cash dividends paid or payable by the Company and all dividends paid or payable by Restricted Subsidiaries, in each case in respect of all Preferred Stock of a Restricted Subsidiary held by Persons other than the Company or a Wholly Owned Subsidiary, and (ix) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is guaranteed by the Company or any Restricted Subsidiary.

        "Consolidated Net Income" means, for any period, the net income of the Company and its consolidated Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided, however, that there shall not be included in such Consolidated Net Income to the extent included in computing such net income (without duplication):

            (i)  any net income, if positive, of any Person if such Person is not a Restricted Subsidiary, except that subject to the exclusion contained in clause (iv) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (iii) below);

           (ii)  any net income (or loss) of any Person acquired by the Company or a Subsidiary of the Company in a pooling of interests transaction for any period prior to the date of such acquisition;

          (iii)  any net income, if positive, of any Restricted Subsidiary to the extent that such Restricted Subsidiary is subject to restrictions, directly or indirectly, prohibiting the payment of dividends, the repayment of intercompany debt and the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that subject to the exclusion contained in clause (iv) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause);

          (iv)  any gain or loss realized upon the sale or other disposition of any assets of the Company or its consolidated Subsidiaries (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any Capital Stock of any Person;

           (v)  extraordinary gains or losses; and

          (vi)  the cumulative effect of a change in accounting principles.

        "Convertible Indenture" means the indenture, dated the Issue Date, between the Company and the Convertible Notes Trustee, under which the Convertible Notes will be issued.

        "Convertible Notes" means the Company's 12% Pay-In-Kind Senior Convertible Notes due 2008, to be issued under the Convertible Indenture.

        "Convertible Notes Trustee" means U.S. Bank, N.A., as trustee under the Convertible Indenture, and any successor trustee in such capacity.

        "Credit Facility" means, collectively, the Term Loan Facility and the Revolving Credit Facility and any other credit agreement or similar facility entered into in the future by the Company or any Restricted Subsidiary and all documents, instruments and agreements ancillary thereto, including security agreements and financing statements, as any of the same, in whole or in part, may be amended, renewed, extended, increased (but only so long as such increase is permitted under the terms of this Indenture), substituted, refinanced, restructured or replaced (including, without limitation, any successive renewals, extensions, increases, substitutions, refinancings, restructurings, replacements, supplements or other modifications of the foregoing).

        "covenant defeasance option" has the meaning provided in Section 8.01.

        "Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement designed to protect such Person against fluctuations in currency values.

        "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

        "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

        "Definitive Notes" means Notes that are in the form of Exhibit A attached hereto that do not include the information called for by footnotes 1 and 2 thereof.

        "Depositary" means The Depository Trust Company, its nominees and their respective successors.

        "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event (i) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock or (iii) is redeemable or must be repurchased, in either case, at the option of the holder thereof, in whole or in part in each case on or prior to the Stated Maturity of the Notes; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the Stated Maturity of the Notes shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the provisions described under Sections 4.14 and 4.15 below.

        "Event of Default" has the meaning provided in Section 6.01.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Excluded Assets" means (a) cash and cash equivalents to the extent a Lien thereon may not be perfected through the filing of a UCC financing statement or, after commercially reasonable efforts, the Company is unable to cause the Trustee to obtain "control" (as defined in the UCC) for the benefit of the Holders; (b) assets securing Purchase Money Indebtedness; (c) any license, contract or agreement to the extent that a grant of a Lien on such license, contract or agreement is prohibited by law, results in a breach or termination of terms thereof, or constitutes a default under or termination of such license, contract or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Section 9-406, 9-407 or 9-408 of the UCC of any relevant jurisdiction) and, in any event, immediately upon the ineffectiveness, lapse or termination of any such terms of or default under such license, contract or agreement, the Excluded Assets shall not include, and such debtor shall be deemed to have granted a security interest in, all such licenses, contracts or agreements as if such terms or defaults had never been in effect; (d) the Capital Stock of Foreign Subsidiaries directly owned by the Company or by any Guarantor that exceeds 65% of the outstanding Capital Stock of such Foreign Subsidiaries and all of the Capital Stock of the Company's other Foreign Subsidiaries; and (e) certain real property interests on which the agent(s) under the Credit Facility do not have a Lien in accordance therewith; provided, that Excluded Assets do not include the proceeds of any of the foregoing to the extent such proceeds do not otherwise constitute Excluded Assets.

        "Existing Indenture" means the indenture, dated April 30, 1999, between Cherokee International, LLC and Cherokee Finance, Inc., as issuers, and the Existing Trustee, as trustee, pursuant to which the Existing Notes were issued.

        "Existing Notes" means the 10 1/2% Senior Subordinated Notes due 2009, issued under the Existing Indenture.

        "Existing Trustee" means U.S. Bank, N.A., as successor to Firstar Bank of Minnesota, N.A., under the Existing Indenture.

        "Fair Share" has the meaning provided in Section 11.04(b).

        "Fair Share Shortfall" has the meaning provided in Section 11.04(b).

        "Foreign Subsidiary" means any Subsidiary of the Company that (i) is not organized under the laws of the United States, any state thereof or the District of Columbia and (ii) conducts substantially all of its business operations outside the United States of America.

        "Fraudulent Transfer Laws" has the meaning provided in Section 11.04(a).

        "Funding Guarantor" has the meaning provided in Section 11.04(b).

        "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, including those set forth in (i) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (ii) statements and pronouncements of the Financial Accounting Standards Board, (iii) such other statements by such other entity as approved by a significant segment of the accounting profession, and (iv) the rules and regulations of the SEC governing the inclusion of financial statements (including pro-forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

        "Global Note" means a Note that is in the form of Exhibit A attached hereto that contains the paragraph referred to in footnote 1 and the additional schedule referred to in footnote 2 thereto.

        "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such Person (whether arising by virtue of agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

        "Guarantors" means each of the Company's Restricted Subsidiaries that in the future executes a Guarantee pursuant to and in accordance with Section 4.17 and Article Eleven of this Indenture in which such Restricted Subsidiary unconditionally Guarantees on a senior basis the Company's obligations under the Notes and this Indenture; provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Guarantee is released in accordance with the terms of this Indenture.

        "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

        "Holder" or "Noteholder" means the Person in whose name a Note is registered on the Registrar's books.

        "Incur" means issue, assume, guarantee, incur or otherwise become liable; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning. The accretion of principal of a non-interest bearing or other discount security shall not be deemed the Incurrence of Indebtedness.

        "Indebtedness" means, with respect to any Person on any date of determination (without duplication),

            (i)  the principal of and premium (if any) in respect of

            (A)  indebtedness of such Person for money borrowed; and

            (B)  indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

           (ii)  all Capital Lease Obligations of such Person;

          (iii)  all obligations of such Person issued or assumed as the deferred purchase price of property (which purchase price is due more than one year after taking title of such property), all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement;

          (iv)  all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon, or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

           (v)  the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends);

          (vi)  all obligations of the type referred to in clauses (i) through (v) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any guarantee (but only to the extent of the amount actually guaranteed);

         (vii)  all obligations of the type referred to in clauses (i) through (vi) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured; and

        (viii)  to the extent not otherwise included in this definition, Hedging Obligations of such Person.

        For purposes of the preceding sentence, the maximum fixed repurchase price of any Disqualified Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were repurchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture; provided, however, that if such Disqualified Stock is not then permitted to be repurchased, the repurchase price shall be the book value of such Disqualified Stock. Indebtedness shall not include (i) undrawn commitments under the Credit Facility or other revolving credit facilities and (ii) trade accounts payable arising in the ordinary course of business.

        "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

        "Intercreditor Agreement" means one or more intercreditor agreements, dated the Issue Date, by and among any of the Trustee, the Convertible Notes Trustee, the Second Lien Notes Collateral Trustee, and the agent(s) under the Credit Facility, in each case as amended from time to time or replaced as contemplated by Section 10.01(c).

        "Interest Payment Date" means the stated maturity of an installment of interest on the Notes.

        "Interest Rate Agreement" means in respect of a Person any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect such Person against fluctuations in interest rates.

        "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the Person making the advance or loan) or other extensions of credit (including by way of guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. For purposes of the definition of "Unrestricted Subsidiary," the definition of "Restricted Payment" and under Section 4.10, (i) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value as determined in good faith by the Board of Directors of the Company of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that if such designation is made in connection with the acquisition of such Subsidiary or the assets owned by such Subsidiary, the "Investment" in such Subsidiary shall be deemed to be the consideration paid in connection with such acquisition and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value as determined in good faith by the Board of Directors of the Company at the time of such transfer.

        "issue" means issue, assume, Guarantee, Incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be issued by such Subsidiary at the time it becomes a Subsidiary; and the term "issuance" has a corresponding meaning.

        "Issue Date" means the date on which the Notes are first issued.

        "legal defeasance option" has the meaning provided in Section 8.01.

        "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or required by law to close. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record shall not be affected.

        "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

        "Maturity Date" means November 1, 2008.

        "Moody's" means Moody's Investors Service, Inc.

        "Net Available Cash" from an Asset Disposition means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other noncash form) in each case net of (i) all legal, title and recording tax expenses, brokerage commissions, underwriting discounts or commissions or sales commissions and other reasonable fees and expenses (including, without limitation, fees and expenses of counsel, accountants and investment bankers) related to such Asset Disposition or converting to cash any other proceeds received, and any relocation and severance expenses as a result thereof, and all Federal, state, provincial, foreign and local taxes required to be accrued or paid as a liability under GAAP, as a consequence of such Asset Disposition, (ii) all payments made on any Indebtedness or other obligations which is secured by any assets subject to such Asset Disposition or made in order to obtain a necessary consent to such Asset Disposition or to comply with applicable law, (iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition and (iv) appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Disposition. Further, with respect to an Asset Disposition by a Subsidiary which is not a Wholly Owned Subsidiary, Net Available Cash shall be reduced pro rata for the portion of the equity of such Subsidiary which is not owned by the Company. The amounts in clauses (i) through (iv) above, to the extent estimates are necessary, shall be estimated reasonably and in good faith by the Company.

        "Net Cash Proceeds", with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually Incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

        "Note Custodian" means the Trustee, as custodian with respect to Global Notes, or any successor entity thereto.

        "Notes" means, collectively, the Company's 5 1/4% Senior Notes due 2008, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture, and the Additional Notes.

        "Obligations" means with respect to any Indebtedness all obligations for principal, premium, interest (including, without limitation, interest after the commencement of any bankruptcy, reorganization, insolvency or similar proceeding against the Company or any of its Subsidiaries, whether or not allowed in any such proceeding), penalties, fees, indemnifications, reimbursements, and other amounts payable pursuant to the documentation governing such Indebtedness.

        "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Controller, the Treasurer, or the Secretary of such Person, or any other officer designated by the Board of Directors serving in a similar capacity.

        "Officers' Certificate" means, with respect to any Person, a certificate signed by two Officers or by an Officer and either a Treasurer or Assistant Treasurer or an Assistant Secretary of such Person and otherwise complying with the requirements of Sections 12.04 and 12.05, to the extent they relate to the making of an Officers' Certificate.

        "Opinion of Counsel" means a written opinion from legal counsel, who may be an employee or counsel for the Company, and who is reasonably acceptable to the Trustee complying with the requirements of Sections 12.04 and 12.05, to the extent they relate to the giving of an Opinion of Counsel.

        "Paying Agent" has the meaning provided in Section 2.03.

        "Permitted Holders" means Cherokee Investor Partners, LLC, GFI Energy Ventures LLC, OCM Principal Opportunities Fund, L.P., GFI Two LLC, Oxford Cherokee Inc., RIT Capital Partners plc, OCM/GFI Power Opportunities Fund, L.P., OCM/GFI Cherokee Investments II, Inc., GSC Recovery II, L.P., GSC Recovery IIA, L.P., GSC Partners CDO Fund, Limited, GSC Partners CDO Fund II, Limited, and their respective Affiliates.

        "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in (i) a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Related Business; (ii) another Person, if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person's primary business is a Related Business; (iii) Temporary Cash Investments; (iv) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances; (v) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (vi) loans or advances to (x) employees made in the ordinary course of business of the Company or such Restricted Subsidiary or (y) to executive officers of the Company to purchase Capital Stock of the Company not to exceed in the aggregate $3,000,000 at any time outstanding; (vii) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments or pursuant to a plan of reorganization or similar arrangement upon the bankruptcy or insolvency of trade debtors or customers of the Company or any Restricted Subsidiary or upon the foreclosure, perfection or enforcement of a Lien in favor of the Company or any Restricted Subsidiary that arose in the ordinary course of business of the Company or such Restricted Subsidiary; (viii) any Person to the extent such Investment represents the non-cash portion of the consideration received for a disposition of Assets as permitted under Section 4.15 below; and (ix) other Investments in any Person or Persons, provided, that after giving pro forma effect to each such Investment, the aggregate amount of all such Investments made on and after the Issue Date pursuant to this clause (ix) that are outstanding (after giving effect to any such Investments that are returned to the Company or any Restricted Subsidiary, by way of dividend, distribution, repayment of loans or advances or otherwise, and that made such prior Investment, without restriction, in cash on or prior to the date of any such calculation) at any time does not in the aggregate exceed $10,000,000 (measured by the value attributed to the Investment at the time made or returned, as applicable).

        "Permitted Lien" means:

          (1)   Liens existing on the Issue Date;

          (2)   Liens imposed by governmental authorities for taxes, assessments or other charges not yet subject to penalty or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the Company in accordance with GAAP;

          (3)   statutory liens of carriers, warehousemen, mechanics, material men, landlords, repairmen or other like Liens arising by operation of law in the ordinary course of business, provided that (a) the underlying obligations are not overdue for a period of more than 60 days, or (b) such Liens are being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of the Company in accordance with GAAP;

          (4)   Liens securing the performance of bids, trade contracts (other than borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature Incurred in the ordinary course of business;

          (5)   easements, rights-of-way, zoning, similar restrictions and other similar encumbrances or title defects which, singly or in the aggregate, do not in any case materially detract from the value of the property, subject thereto (as such property is used by the Company or any of its Subsidiaries) or interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries;

          (6)   Liens arising by operation of law in connection with judgments, only to the extent, for an amount and for a period not resulting in an Event of Default with respect thereto;

          (7)   pledges or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security legislation;

          (8)   Liens securing Indebtedness represented by the Notes (and any Guarantees thereof), including under the Collateral Documents, Incurred in accordance with the terms of Section 4.13;

          (9)   Liens securing Indebtedness of a Person existing at the time such Person becomes a Subsidiary of, or is merged with or into, the Company or a Subsidiary of the Company, provided that, such Liens were in existence prior to the date of such acquisition, merger or consolidation, were not Incurred in anticipation thereof, and do not extend to any other assets;

          (10) Liens arising from Purchase Money Indebtedness permitted to be Incurred pursuant to Section 4.13; provided, such Liens relate solely to the property which is subject to such Purchase Money Indebtedness;

          (11) leases or subleases granted to other Persons in the ordinary course of business not materially interfering with the conduct of the business of the Company or any of its Subsidiaries or materially detracting from the value of the relative assets of the Company or any such Subsidiary;

          (12) Liens arising from precautionary UCC financing statement filings regarding operating leases entered into by the Company or any of its Subsidiaries in the ordinary course of business;

          (13) Liens securing Refinancing Indebtedness Incurred to refinance any Indebtedness that was previously so secured in a manner no more adverse to the holders of the Notes than the terms of the Liens securing such refinanced Indebtedness; provided that, the amount of the Indebtedness secured is not increased and the Lien is not extended to any additional assets or property that would not have been security for the Indebtedness refinanced;

          (14) Liens securing Indebtedness Incurred under the Credit Facility in accordance with the terms of Section 4.13;

          (15) Liens securing Indebtedness represented by the Convertible Notes (and any Guarantees thereof), including under the collateral documents relating thereto, Incurred in accordance with the terms of Section 4.13; and

          (16) Liens securing Indebtedness Incurred under the Second Lien Notes in accordance with the terms of Section 4.13.

        "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

        "Pledge Agreement" means the Pledge Agreement, dated the date of this Indenture, executed by the Company and any Guarantors in favor of the Trustee, as the same may from time to time be amended, restated or supplemented as permitted by this Indenture.

        "Preferred Stock," as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

        "principal" of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

        "pro forma" means, with respect to any calculation made or required to be made pursuant to the terms of this Indenture, a calculation in accordance with Article 11 of Regulation S-X under the Securities Act, as determined by the Board of Directors of the Company.

        "Public Equity Offering" means an underwritten primary public offering of common stock of the Company pursuant to an effective registration statement under the Securities Act that results in gross proceeds of at least $50,000,000 to the Company.

        "Purchase Money Indebtedness" means any Indebtedness incurred in the ordinary course of business by a Person to finance the cost (including the cost of construction) of an item of assets (including in the case of a Capital Lease Obligation, the lease) which is incurred concurrently with (or within 270 days following) such acquisition and is secured only by the assets so financed.

        "Record Date" means each Record Date specified in the Notes, whether or not a Legal Holiday.

        "Redemption Date," when used with respect to any Note to be redeemed, means the date fixed for such redemption pursuant to this Indenture and the Notes.

        "Redemption Price," when used with respect to any Note to be redeemed, means the price fixed for such redemption pursuant to this Indenture and the Notes.

        "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

        "Refinancing Indebtedness" means Indebtedness that Refinances any Indebtedness of the Company or any Restricted Subsidiary, including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that (i) such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced, (ii) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced and (iii) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price), including any additional principal amount that is permitted to be Incurred thereunder as a payment of interest thereon, that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed, including any additional principal amount that is permitted to be Incurred thereunder as a payment of interest thereon, (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced; provided that, if such Refinancing Indebtedness constitutes Disqualified Stock, then references herein to principal amount shall mean liquidation preference and references herein to interest shall mean dividends; provided, further, however, that (x) Refinancing Indebtedness shall not include (1) Indebtedness of a Restricted Subsidiary that Refinances Indebtedness of the Company or (2) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary. Notwithstanding anything contained herein to the contrary, any Indebtedness Incurred to Refinance Existing Notes shall be deemed "Refinancing Indebtedness" within the meaning of this definition, whether or not such Indebtedness complies with the conditions set forth in clauses (i), (ii) and (iii) of this definition.

        "Registrar" has the meaning provided in Section 2.03.

        "Related Business" means any business, in the good faith judgment of the Board of Directors of the Company, reasonably related, ancillary or complementary to the businesses of the Company on the Issue Date.

        "Restricted Payment" with respect to any Person means

            (i)  the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person), other than (x) dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock), (y) dividends or distributions payable to the Company or a Restricted Subsidiary, and (z) pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation),

           (ii)  the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company held by any Person or of any Capital Stock of a Restricted Subsidiary held by any Affiliate of the Company (other than a Restricted Subsidiary), including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Company that is not Disqualified Stock),

          (iii)  other than with the proceeds from the substantially concurrent sale of, or in exchange for, Refinancing Indebtedness, the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition) or

          (iv)  the making of any Investment in any Person (other than a Permitted Investment), including by designating any Subsidiary as an Unrestricted Subsidiary.

        "Restricted Subsidiary" means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

        "Revolving Credit Facility" means the revolving credit facility to be provided to the Company pursuant to the Credit Facility with initial aggregate commitments of the lesser of (A) $7,600,000 and (B) the sum of (I) 50% of the net book value of the eligible inventory of the Company and its Restricted Subsidiaries and (II) 85% of the net book value of the eligible accounts receivable of the Company and its Restricted Subsidiaries.

        "SEC" means the Securities and Exchange Commission.

        "Securities Act" means, the Securities Act of 1933, as amended, or any successor statute or statutes thereto.

        "Security Agreement" means the Security Agreement, dated the date of this Indenture, executed by the Company and any Guarantors in favor of the Trustee, as the same may from time to time be amended, restated or supplemented as permitted by this Indenture.

        "Second Lien Notes" mean the notes due February 28, 2006 to be issued by the Company on the Issue Date in favor of the lenders thereunder, in an initial aggregate principal amount not to exceed $41,000,000, and any other agreement entered into in the future by the Company or any Restricted Subsidiary and all documents, instruments and agreements ancillary thereto, including security agreements and financing statements, as any of the same, in whole or in part, may be amended, renewed, extended, increased (but only so long as such increase is permitted under the terms of this Indenture), substituted, refinanced, restructured or replaced (including, without limitation, any successive renewals, extensions, increases, substitutions, refinancings, restructurings, replacements, supplements or other modifications of the foregoing).

        "Second Lien Notes Collateral Trustee" means U.S. Bank, N.A. as trustee with respect to the collateral securing the obligations thereunder, and any successor trustee in such capacity.

        "Senior Loan Agreements" means the Credit Facility and the Second Lien Notes.

        "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

        "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

        "Subordinated Obligation" means any Indebtedness of the Company or a Guarantor (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Notes, or any Guarantees thereof, respectively, pursuant to a written agreement to that effect.

        "Subsidiary" means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors (or similar persons), managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

        "Successor Company" shall have the meaning provided in Section 5.01.

        "S&P" means Standard & Poor's Ratings Service.

        "Temporary Cash Investments" means any of the following:

            (i)  any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof,

           (ii)  investments in time deposit accounts, certificates of deposit, and money-market deposits maturing within one year of the date of acquisition thereof, issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50,000,000 (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor,

          (iii)  repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above,

          (iv)  investments in commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-2" (or higher) according to Moody's or "A-2" (or higher) according to S&P,

           (v)  investments in securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and having one of the three highest ratings obtainable by either S&P or Moody's, and

          (vi)  investments in money-market funds substantially all of whose assets comprise securities of the types described in clauses (i) through (v) above.

        "Term Loan Facility" means the term loans to be provided to the Company pursuant to the Credit Facility, initially consisting of four term loans in an aggregate principal amount equal to $15,000,000.

        "TIA" means the Trust Indenture Act of 1939, as amended (15 U.S.C. Sections 77aaa-77bbbb), as in effect on the date of this Indenture.

        "Trust Officer" means any authorized officer of the Trustee assigned by the Trustee to administer this Indenture, or in the case of a successor trustee, an authorized officer assigned to the department, division or group performing the corporation trust work of such successor and assigned to administer this Indenture.

        "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture, and thereafter means such successor.

        "UCC" has the meaning assigned to such term in the Security Agreement.

        "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Company's Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless at the time of designation such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, the Company or any other Restricted Subsidiary of the Company; provided, however, that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 4.10 below. The Company's Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (x) if such Unrestricted Subsidiary at such time has Indebtedness, such Indebtedness shall be deemed an Incurrence of Indebtedness by a Restricted Subsidiary of the Company and such Indebtedness must be permitted to be Incurred under Section 4.13 below and (y) no Default shall have occurred and be continuing. Any such designation by the Company's Board of Directors shall be evidenced by the Company to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the foregoing provisions.

        "U.S. Government Obligations" means securities that are (x) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

        "U.S. Legal Tender" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

        "Voting Stock" of a Person means all classes of Capital Stock or other interests (including limited liability company or partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors (or similar persons), managers or trustees thereof.

        "Wholly Owned Subsidiary" means each Restricted Subsidiary, all the Capital Stock of which (other than directors' qualifying shares and shares held by other Persons to the extent such shares are required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary) is owned by the Company or one or more Wholly Owned Subsidiaries.

SECTION 1.02.    Incorporation by Reference to the TIA.

        Whenever this Indenture refers to a provision of the TIA, such provisions is incorporated by reference in, and made a part of, this Indenture. The following TIA terms used in this Indenture have the following meanings:

        "indenture securities" means the Notes.

        "indenture security holder" means a Holder or a Noteholder.

        "indenture to be qualified" means this Indenture.

        "indenture trustee" or "institutional trustee" means the Trustee.

        "obligor" on the indenture securities means the Company or any other obligor on the Notes.

        All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

SECTION 1.03.    Rules of Construction.

        Unless the context otherwise requires:

          (1)   a term has the meaning assigned to it;

          (2)   an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP as in effect from time to time;

          (3)   "or" is not exclusive;

          (4)   words in the singular include the plural, and words in the plural include the singular;

          (5)   "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

          (6)   reference to Sections or Articles means reference to such Section or Article in this Indenture, unless stated otherwise.

SECTION 1.04.    One Class of Securities.

        The Notes, including the Additional Notes, if any, shall vote and consent together on all matters as one class and neither shall have the right to vote or consent as a separate class on any matter.

SECTION 1.05.    Notes as Designated Senior Indebtedness.

        The Indebtedness represented by the Notes is specifically designated herein as "Designated Senior Indebtedness" under the Existing Indenture.

ARTICLE TWO

THE NOTES

SECTION 2.01.    Form and Dating.

        (a)   The Notes and the corresponding Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or depository rule or usage. The Company shall approve the form of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its issuance and shall show the date of its authentication.

        (b)   The terms and provisions contained in the form of the Notes, annexed hereto as Exhibit A, shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

SECTION 2.02.    Execution and Authentication; Aggregate Principal Amount.

        Two Officers, or an Officer and an Assistant Secretary, shall sign, or one Officer shall sign and one Officer or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to, the Notes for the Company by manual or facsimile signature. The seal of the Company shall also be reproduced on the Notes.

        If an Officer or Assistant Secretary whose signature is on a Note was an Officer or Assistant Secretary at the time of such execution but no longer holds that office or position at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.

        On the Issue Date, the Trustee shall authenticate and deliver $46,630,000 of 5 1/4% Senior Notes due 2008 in the form of Notes. The Notes will initially be issued in global form, substantially in the form of Exhibit A attached hereto (including footnotes 1 and 2 thereto). In addition, at any time, from time to time, the Trustee shall authenticate and deliver Notes upon a written notice of the Company, for original issuance in the aggregate principal amount specified in such order. Additional Notes shall be issued in accordance with Section 2.15. Any such order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated and, in the case of an issuance of Additional Notes pursuant to Section 2.15 after the Issue Date, shall certify that such issuance will not be prohibited by Section 4.13.

        In the event Definitive Notes are exchanged for Global Notes as provided in Section 2.06(b), each Global Note shall be substantially in the form of Exhibit A attached hereto (including footnotes 1 and 2 thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

        A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

        The Trustee may appoint an authenticating agent (the "Authenticating Agent") reasonably acceptable to the Company to authenticate Notes. Unless otherwise provided in the appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent. An Authenticating Agent has the same rights as an Agent to deal with the Company and Affiliates of the Company.

        The Notes shall be issuable in fully registered form only, without coupons, in denominations of $1,000 and any integral multiple thereof.

SECTION 2.03.    Registrar and Paying Agent.

        The Company shall maintain or designate an office or agency in accordance with Section 4.02 (which shall be located in the Borough of Manhattan in the City of New York, State of New York and which may be the office of the Trustee) where Notes may be presented or surrendered for registration of transfer or for exchange ("Registrar") and Notes may be presented or surrendered for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may have one or more co-Registrars and one or more additional paying agents. The term "Paying Agent" includes any additional Paying Agent. The Company or any of its Affiliates may act as Paying Agent or Registrar, except that for purposes of Articles Three and Eight and Sections 4.14 and 4.15, neither the Company nor any of its Subsidiaries or Affiliates shall act as Paying Agent. The Company may change any Paying Agent or Registrar without notice to any Holder.

        The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall incorporate the provisions of the TIA and implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such.

        The Company initially appoints the Trustee as Registrar and Paying Agent, until such time as the Trustee has resigned or a successor has been appointed. The Paying Agent or Registrar may resign upon 30 days notice to the Company.

SECTION 2.04.    Paying Agent To Hold Assets in Trust.

        The Company shall require each Paying Agent (other than the Trustee) to agree in writing that each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, or interest on, the Notes (whether such assets have been distributed to it by the Company or any other obligor on the Notes), and the Company and the Paying Agent shall notify the Trustee of any Default by the Company (or any other obligor on the Notes) in making any such payment. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and to account for any assets disbursed. The Trustee may, and upon direction of Holders of not less than a majority in aggregate outstanding principal amount of Notes shall, at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company or any other obligor on the Notes to the Paying Agent, the Paying Agent shall have no further liability for such assets.

SECTION 2.05.    Noteholder Lists.

        The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders, and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish or cause the Registrar to furnish to the Trustee before each Record Date and at such other times as the Trustee may request in writing a list as of such date and in such form as the Trustee may reasonably require of the names and addresses of the Holders, which list may be conclusively relied upon by the Trustee and the Company shall otherwise comply with TIA Section 312(a).

SECTION 2.06.    Transfer and Exchange.

        (a)    Transfer and Exchange of Definitive Notes.    When Definitive Notes are presented by a Holder to the Registrar with a request: (i) to register the transfer of the Definitive Notes; or (ii) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met; provided, however, that the Definitive Notes presented or surrendered for register of transfer or exchange shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing.

        (b)    Restrictions on Transfer of a Definitive Note For a Beneficial Interest in a Global Note.    A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth herein. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with written instructions from the Holder thereof directing the Trustee to make, or to direct the Note Custodian to make, an endorsement on the Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, the Trustee shall cancel such Definitive Note and cause, or direct the Note Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Note Custodian, the aggregate principal amount of Notes represented by the Global Note to be increased accordingly. If no Global Notes are then outstanding, the Company shall issue and the Trustee shall authenticate a new Global Note in the appropriate principal amount.

        (c)    Transfer and Exchange of Global Notes.    The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture including the restrictions on transfer set forth herein and the procedures of the Depositary therefor.

        (d)    Transfer of a Beneficial Interest in a Global Note For a Definitive Note.

        Any Person having a beneficial interest in a Global Note may upon request exchange such beneficial interest for a Definitive Note. Upon receipt by the Trustee of written registration instructions or such other form of instructions as is customary for the Depositary, from the Depositary or its nominee on behalf of any Person having a beneficial interest in a Global Note and upon receipt by the Trustee of a written order or such other form of instructions as is customary for the Depositary or the person designated as the Depositary as having such a beneficial interest, the Trustee shall make, or shall direct the Note Custodian to make, an endorsement on the Global Note to reflect a decrease in the aggregate principal amount of the Notes represented by the Global Note equal to the aggregate principal amount of the Notes to be represented by such Definitive Note(s), and the Company shall execute, and the Trustee, upon a written notice from the Company, shall authenticate and deliver one or more Definitive Notes representing such aggregate principal amount of Notes exchanged or transferred.

        Definitive Notes issued in exchange for a beneficial interest in a Global Note pursuant to this Section 2.06(d) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.

        (e)    Restrictions on Transfer and Exchange of Global Notes.

        Notwithstanding any other provision of this Indenture (other than the provisions set forth in subsection (f) of this Section 2.06), a Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

        (f)    Authentication of Definitive Notes in Absence of Depository.    If at any time:

          (1)   the Depositary for the Notes notifies the Company that the Depositary is unwilling or unable to continue as Depositary for the Global Notes and a successor Depositary for the Global Notes is not appointed by the Company within 90 days after delivery of such notice; or

          (2)   the Company at its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes under this Indenture,

then the Company shall execute, and the Trustee, upon receipt of an Officers' Certificate requesting the authentication and delivery of Definitive Notes, shall authenticate and deliver, Definitive Notes in an aggregate principal amount equal to the principal amount of the Global Notes, in exchange for such Global Notes.

        (g)    Cancellation and/or Adjustment of Global Notes.    At such time as all beneficial interests in Global Notes have either been exchanged for Definitive Notes, redeemed, repurchased or cancelled, all Global Notes shall be returned to or retained and cancelled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, redeemed, repurchased or cancelled, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note, by the Trustee or the Note Custodian, at the direction of the Trustee, to reflect such reduction.

        (h)    General Provisions Relating to Transfers and Exchanges.

          (1)   To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Definitive Notes and Global Notes at the Registrar's request.

          (2)   No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.07, 4.14, 4.15 and 9.05 hereto).

          (3)   The Registrar shall not be required:

            (a)   to register the transfer or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

            (b)   to register the transfer of or to exchange Notes during a period beginning at the opening of 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of the selection.

          (4)   All Definitive Notes and Global Notes issued upon any registration of transfer or exchange of Definitive Notes or Global Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Definitive Notes or Global Notes surrendered upon such registration of transfer or exchange.

          (5)   The Company shall not be required to issue, to register the transfer of or to exchange Notes during a period beginning at the opening of 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection.

          (6)   Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent, the Company and the Guarantors may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note, and neither the Trustee, any Agent, the Company nor the Guarantors shall be affected by notice to the contrary.

          (7)   Each Holder of Definitive Notes and each Person having a beneficial interest in a Global Note agrees not to sell, hypothecate, pledge or otherwise dispose of any interest in such Note in the United States, its territories, possessions or any area subject to its jurisdiction, or to any Person who is a national thereof or resident therein (including any estate of such Person), or any corporation, partnership or other entity created or organized therein, other than in accordance with the Securities Act.

        The Trustee shall authenticate Definitive Notes and Global Notes upon receipt of an Officers' Certificate instructing it to do so.

SECTION 2.07.    Replacement Notes.

        If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, subject to the terms of the next succeeding sentence, the Company shall issue and the Trustee shall authenticate a replacement Note if the Trustee's reasonable requirements for replacement Notes are met. If required by the Trustee or the Company, such Holder must provide an affidavit of lost certificate and an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee, any Agent or any Authenticating Agent from any loss which any of them may suffer if a Note is replaced. The Company and the Trustee may charge such Holder for their out-of-pocket expenses in replacing a Note, including reasonable fees and expenses of counsel, and for any tax that may be imposed in replacing such Notes. Every replacement Note shall constitute an additional obligation of the Company and shall be entitled to all benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

SECTION 2.08.    Outstanding Notes.

        Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding. Subject to the provisions of Section 2.09, a Note does not cease to be outstanding because the Company or any one of its Affiliates holds the Note.

        If a Note is replaced pursuant to Section 2.07 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.07.

        Except as otherwise provided in Article Eight of this Indenture, if on a Redemption Date or the Maturity Date the Paying Agent holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal and interest due on the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

SECTION 2.09.    Treasury Notes.

        In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver, consent or notice, Notes owned by the Company or any Subsidiary of the Company shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver, consent or notice, only such Notes which a Trust Officer of the Trustee actually knows are so owned by the Company or any Subsidiary of the Company shall be so considered. In addition, in determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver, consent or notice, Notes owned by any Affiliate of the Company (other than a Subsidiary of the Company) shall be considered outstanding; provided that, if required by law, an additional determination shall be made in which any Notes so owned by any such Affiliate of the Company shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver, consent or notice, only such Notes which a Trust Officer of the Trustee actually knows are so owned by any such Affiliates shall be so considered for such additional determination. TIA Section 315(d)(3) and TIA Section 316(a)(1) are hereby expressly excluded.

SECTION 2.10.    Temporary Notes.

        Until Definitive Notes are ready for delivery, the Company may prepare and the Trustee shall, upon receipt of a written order by the Company, authenticate temporary Notes. The Company's order to authenticate shall specify the amount of temporary Notes to be authenticated and the date on which the temporary Notes are to be authenticated. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate upon receipt of a written order of the Company pursuant to Section 2.02 Definitive Notes in exchange for, and upon surrender of, temporary Notes. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes authenticated and delivered hereunder.

SECTION 2.11.    Cancellation.

        The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel and, at the written direction of the Company, shall dispose of all Notes surrendered for transfer, exchange, payment or cancellation. Subject to Section 2.07, the Company may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation. If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

SECTION 2.12.    Defaulted Interest.

        If the Company defaults in a payment of interest on the Notes (without regard to any grace period therefor), it shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest to the Persons who are Holders on a subsequent special record date, which date shall be no less than 10 days preceding the date fixed by the Company for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. At least 15 days before the subsequent special record date, the Company shall mail to each Holder, as of a recent date selected by the Company, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

        Alternatively, the Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee and the Paying Agent of the proposed payment pursuant to this clause, such manner shall be deemed practicable by the Trustee and the Paying Agent.

SECTION 2.13.    Cusip Number.

        The Company in issuing the Notes may use "CUSIP" numbers, and if so, the Trustee shall use such CUSIP numbers in notices of redemption or exchange as a convenience to Holders; provided that no representation is hereby deemed to be made by the Trustee as to the correctness or accuracy of such CUSIP numbers printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee of any change in a CUSIP number.

SECTION 2.14.    Deposit of Moneys.

        Prior to 9:00 a.m. New York City time on each Interest Payment Date and on the Maturity Date, the Company shall deposit with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or Maturity Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date or Maturity Date, as the case may be.

SECTION 2.15.    Issuance of Additional Notes.

        The Company shall be entitled to issue Additional Notes in unlimited principal amount under this Indenture which shall have identical terms as the Notes issued on the Issue Date, other than with respect to the date of issuance, issue price, amount of interest payable on the first payment date applicable thereto and, terms of optional redemption, if any; provided that such issuance is not prohibited by Section 4.13.

        With respect to any Additional Notes, the Company shall set forth in a Board Resolution and in an Officers' Certificate, a copy of each of which shall be delivered to the Trustee, the following information:

          (1)   the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture; and

          (2)   the issue price, the issue date and the CUSIP number of such Additional Notes and the amount of interest payable on the first payment date applicable thereto; provided, however, that no Additional Notes may be issued at a price that would cause such Additional Notes to have "original issue discount" within the meaning of Section 1273 of the Code.

ARTICLE THREE

REDEMPTION

SECTION 3.01.    Notices to Trustee.

        If the Company elects to redeem Notes pursuant to Section 3.07 of this Indenture and Paragraph 6 of the Notes, it shall notify the Trustee and the Paying Agent in writing of the Redemption Date and the principal amount of the Notes to be redeemed.

        The Company shall give each notice provided for in this Section 3.01 at least 45 days before the Redemption Date (unless a shorter notice period shall be satisfactory to the Trustee, as evidenced in a writing signed on behalf of the Trustee), together with an Officers' Certificate stating that such redemption shall comply with the conditions contained herein and in the Notes.

SECTION 3.02.    Selection of Notes to be Redeemed.

        If fewer than all of the Notes are to be redeemed, selection of the Notes to be redeemed will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or in such other fair and reasonable manner chosen at the discretion of the Trustee; provided, however, that if a partial redemption is made with the proceeds of a Public Equity Offering, selection of the Notes or portion thereof for redemption shall be made by the Trustee only on a pro rata basis, unless such method is otherwise prohibited.

        The Trustee shall make the selection from the Notes outstanding and not previously called for redemption and shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes in denominations of $1,000 (or less, if any) may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Notes that have denominations larger than $1,000. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

SECTION 3.03.    Notice of Redemption.

        At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail or cause to be mailed a notice of redemption by first class mail, postage prepaid, to each Holder whose Notes are to be redeemed at its registered address, with a copy to the Trustee and any Paying Agent. At the Company's written request no less than 35 days prior to the Redemption Date (or such shorter period as may be acceptable to the Trustee), the Trustee shall give the notice of redemption in the Company's name and at the Company's expense.

        Each notice for redemption shall identify the Notes to be redeemed and shall state:

          (1)   the Redemption Date;

          (2)   the Redemption Price and the amount of accrued interest, if any, to be paid;

          (3)   the name and address of the Paying Agent;

          (4)   the subparagraph of the Notes and/or Section of this Indenture pursuant to which such redemption is being made;

          (5)   that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued interest, if any;

          (6)   that, unless the Company defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price plus accrued interest, if any, upon surrender to the Paying Agent of the Notes redeemed;

          (7)   if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, and upon surrender of such Note, a new Note or Notes in the aggregate principal amount equal to the unredeemed portion thereof will be issued;

          (8)   if fewer than all the Notes are to be redeemed, the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption and, if the redemption is not made pro rata, the identification of the particular Notes (or portion thereof) to be redeemed; and

          (9)   that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

SECTION 3.04.    Effect of Notice of Redemption.

        Once notice of redemption is mailed in accordance with Section 3.03, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price plus accrued interest, if any. Upon surrender to the Trustee or Paying Agent, such Notes called for redemption shall be paid at the Redemption Price plus accrued interest to the Redemption Date payable thereon, if any, provided that if a Note is redeemed on or after a Record Date for an interest payment but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid to the Holder of record at the close of business on such Record Date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

        At any time prior to the mailing of a notice of redemption to the Holders pursuant to Section 3.03, the Company may withdraw, revoke or rescind any notice of redemption delivered to the Trustee without any continuing obligation to redeem the Notes.

SECTION 3.05.    Deposit of Redemption Price.

        On or before 9:00 a.m. New York City time on the Redemption Date, the Company shall deposit with the Trustee or Paying Agent U.S. Legal Tender sufficient to pay the Redemption Price plus accrued interest, if any, of all Notes to be redeemed on that date (other than Notes or portions of Notes called for redemption which have been delivered by the Company to the Trustee for cancellation). The Trustee or Paying Agent shall promptly return to the Company any U.S. Legal Tender so deposited which is not required for that purpose, except with respect to monies owed as obligations to the Trustee pursuant to Article Seven.

        If the Company complies with the preceding paragraph, then, unless the Company defaults in the payment of such Redemption Price plus accrued interest, if any, interest on the Notes to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment. If a Note is redeemed on or after an Interest Payment Date, then any accrued and unpaid interest shall be paid to the person in whose name such Note was registered at the close of business on the record date immediately preceding such Interest Payment Date.

SECTION 3.06.    Notes Redeemed in Part.

        Upon surrender of a Note that is to be redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder a new Note or Notes equal in principal amount to the unredeemed portion of the Note surrendered.

SECTION 3.07.    Optional Redemption.

        The Notes shall not be redeemable at the Company's option except as set forth in the optional redemption provisions set forth in Paragraph 6 of the Notes.

ARTICLE FOUR

COVENANTS

SECTION 4.01.    Payment of Notes.

        The Company shall pay or cause to be paid the principal of and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture. An installment of principal of or interest on the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Company or any Affiliates of the Company) holds on that date U.S. Legal Tender designated for and sufficient to pay the installment in full and is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture.

        Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments hereunder.

SECTION 4.02.    Maintenance of Office or Agency.

        The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 12.02.

        The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such additional designations, provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

        The Company hereby designates the corporate trust office of the Trustee as one such office or agency of the Company in accordance with Section 2.03 hereof.

SECTION 4.03.    Corporate Existence.

        Except as otherwise permitted by Article Five and Section 4.14, the Company shall do or shall cause to be done, at its own cost and expense, all things necessary to preserve and keep in full force and effect its corporate existence, and the corporate, limited liability company or partnership or other existence of each Restricted Subsidiary in accordance with the respective organizational documents of each of them (as the same may be amended from time to time) and the material rights (charter and statutory) and franchises of the Company and the Restricted Subsidiaries; provided, however, that the Company or any Restricted Subsidiary shall not be required to preserve any right or franchise, or the corporate, limited liability company, partnership or other existence of the Company or any Restricted Subsidiary, if the Board of Directors of the Company shall in its sole discretion determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole.

SECTION 4.04.    Payment of Taxes and Other Claims.

        The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon it or any of its Restricted Subsidiaries or properties of it or any of its Restricted Subsidiaries and (ii) all lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of it or any of its Restricted Subsidiaries; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings properly instituted and diligently conducted for which reserves, to the extent required under and in accordance with GAAP, have been taken.

SECTION 4.05.    Maintenance of Properties and Insurance.

        (a)   The Company shall, and shall cause each of its Restricted Subsidiaries to, maintain their material properties in good working order and condition (subject to ordinary wear and tear) and make all necessary repairs, renewals, replacements, additions, betterments and improvements thereto; provided, however, that nothing in this Section 4.05 shall prevent the Company or any of its Restricted Subsidiaries from discontinuing the operation and maintenance of any of their properties, if such discontinuance is, in the reasonable good faith judgment of the Company or such Restricted Subsidiary, as the case may be, desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole.

        (b)   The Company shall provide, or cause to be provided, for itself and each of its Restricted Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the reasonable, good faith judgment of the Board of Directors of the Company is adequate and appropriate for the conduct of the business of the Company and such Restricted Subsidiaries.

SECTION 4.06.    Compliance Certificate; Notice of Default.

        (a)   The Company shall deliver to the Trustees, within 120 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto).

SECTION 4.07.    Compliance with Laws.

        The Company shall comply, and shall cause each of its Restricted Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except for such noncompliances as are not in the aggregate reasonably likely to have a material adverse effect on the financial condition or results of operations of the Company and its Restricted Subsidiaries, taken as a whole.

SECTION 4.08.    SEC Reports.

        (a)   If the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall provide to the Trustee and the holders of the Notes within 30 days after the Company is, or would have been, required to file such with the SEC had it been subject to those reporting requirements, copies of the types of annual and quarterly reports and information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections of the Exchange Act.

        (b)   Upon the Company becoming subject to Section 13 or 15(d) of the Exchange Act, the Company will provide to the Trustee and the holders of the Notes, within 15 days after filing with the SEC, copies of all annual and quarterly reports and information, documents and other reports which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. If thereafter, the Company ceases to be subject to Section 13 or 15(d) of the Exchange Act, the Company shall comply with paragraph (a) above.

        (c)   The Company shall provide the Trustee with a sufficient number of copies of all reports and other documents and information that the Trustee may be required to deliver to the holders of the Notes hereunder. The delivery of such reports, documents and information shall be at the sole expense of the Company. Notwithstanding anything to the contrary herein, the Company shall at all times comply with the provisions of Section 314(a) of the TIA.

SECTION 4.09.    Waiver of Stay, Extension or Usury Laws.

        The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.10.    Limitation on Restricted Payments.

        (a)   The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, make a Restricted Payment if at the time the Company or such Restricted Subsidiary makes such Restricted Payment (i) a Default shall have occurred and be continuing (or would result therefrom); (ii) the Company is not able to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of Section 4.13; or (iii) the aggregate amount of such Restricted Payment and all other Restricted Payments since the Issue Date would exceed the sum of: (A) 50% of the Consolidated Net Income of the Company accrued during the period (treated as one accounting period) beginning on the first day of the fiscal quarter commencing immediately following the Issue Date and ending on the last day of the most recent full fiscal quarter for which financial statements are available prior to the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); (B) the aggregate Net Cash Proceeds received by the Company from capital contributions or the issuance or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Issue Date or any options, warrants or rights to purchase its Capital Stock (other than Disqualified Stock) together with the aggregate cash received by the Company at the time of the exercise of such options, warrants or rights (other than an issuance or sale to a Subsidiary of the Company); (C) the amount by which Indebtedness of the Company is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Issue Date of any Indebtedness of the Company convertible into or exchangeable or exercisable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the fair value of any other property, distributed by the Company upon such conversion or exchange); and (D) an amount equal to the sum of (x) the net amount of any Investments made after the Issue Date constituting a Restricted Payment that is returned to the Company or any Restricted Subsidiary by way of dividend, distribution, repayment of loans or advances or otherwise and (y) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of an Unrestricted Subsidiary (other than Unrestricted Subsidiaries referred to in clause (1) of the definition thereof, except to the extent of Investments made or deemed made in such Unrestricted Subsidiaries on or after the Issue Date) at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed the aggregate amount of Investments previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary.

        (b)   The provisions of the foregoing paragraph (a) shall not prohibit (i) any redemption, repurchase or other acquisition of any Capital Stock of the Company made out of the proceeds of the substantially concurrent sale of, or made by exchange for, Capital Stock of the Company (other than (A) Disqualified Stock or, (B) Capital Stock issued or sold to a Subsidiary of the Company) or out of the proceeds of a substantially concurrent capital contribution to the Company; provided, however, that the Net Cash Proceeds from such sale of Capital Stock or capital contribution shall be excluded from clause (iii)(B) of paragraph (a) above; (ii) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations made in exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness of the Company which is permitted to be Incurred pursuant to Section 4.13; (iii) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than (A) Disqualified Stock or, (B) Capital Stock issued or sold to a Subsidiary of the Company) or out of the proceeds of a substantially concurrent capital contribution to the Company; provided, however, that the Net Cash Proceeds from such sale of Capital Stock or capital contribution that are so used shall be excluded from clause (iii)(B) of paragraph (a) above; (iv) dividends or distributions paid within 60 days after the date of declaration thereof if at such date of declaration such dividend or distributions would have complied with this covenant; (v) the payment of any dividend or distribution on any Disqualified Stock that the Company or any Guarantor is permitted to issue or Incur pursuant to the terms of Section 4.13; (vi) any repurchase or other acquisition of shares of, or options to purchase, Capital Stock of the Company from directors (or similar persons), officers or employees of the Company pursuant to the terms of an employee benefit plan or employment or other agreement approved by the Board of Directors; provided, however, that the aggregate amount of all such repurchases shall not exceed $1,000,000 in any fiscal year and $5,000,000 in the aggregate; (vii) Investments in Unrestricted Subsidiaries, or joint ventures in which the Company has at least a 25% economic ownership interest in an aggregate amount not to exceed $7,500,000 at any time outstanding; (viii) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of the Existing Notes; and (ix) other Restricted Payments in an amount not to exceed $3,000,000 at any time outstanding.

        In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (a)(iii) above, amounts expended pursuant to clauses (iv), (vii) and (ix) (but not pursuant to clause (i), (ii), (iii), (v), (vi) or (viii)) of the immediately preceding paragraph shall be included in such calculation.

SECTION 4.11.    Limitation on Restrictions on Distributions from Restricted Subsidiaries.

        The Company shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock to the Company or a Restricted Subsidiary or pay any Indebtedness owed to the Company, (b) make any loans or advances to the Company or (c) transfer any of its property or assets to the Company, except (i) any encumbrance or restriction in respect of any Restricted Subsidiary (x) pursuant to an agreement in effect at or entered into on the Issue Date as in effect on the Issue Date (including the Senior Loan Agreements, the Convertible Indenture, the Convertible Notes (and any Guarantees thereof), any collateral agreement relating to any of the foregoing, and the Intercreditor Agreement) or (y) no more restrictive on such Restricted Subsidiary than under clause (x); (ii) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transaction pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company and outstanding on such date; (iii) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (i) or (ii) of this Section 4.11 or this clause (iii) or contained in any amendment to an agreement referred to in clause (i) or (ii) of this Section 4.11 or this clause (iii); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment are no less favorable to the Noteholders than encumbrances and restrictions with respect to such Restricted Subsidiary contained in such predecessor agreements; (iv) any such encumbrance or restriction (A) consisting of customary non-assignment provisions in leases to the extent such provisions restrict the subletting, assignment or transfer of the lease or the property leased thereunder or in purchase money financings or (B) by virtue of any Indebtedness, transfer, option or right with respect to, or any Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by this Indenture; (v) in the case of clause (c) above, restrictions contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements or mortgages; (vi) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition; (vii) encumbrances or restrictions imposed by operation of any applicable law, rule, regulation or order; (viii) Capital Lease Obligations that are otherwise permitted hereunder; provided, however, that such encumbrance or restriction does not extend to any property other than that subject to the underlying lease; (ix) any encumbrance or restriction under or relating to an agreement relating to the acquisition of assets or property so long as such encumbrances and restriction relate solely to the assets so acquired (and any improvements thereon) and (x) restrictions imposed by the Notes (and any Guarantees thereof) or this Indenture or the Collateral Documents.

SECTION 4.12.    Limitation on Transactions with Affiliates.

        (a)   The Company shall not, and shall not permit any Restricted Subsidiary to, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any Affiliate of the Company (an "Affiliate Transaction") unless the terms thereof: (i) are no less favorable to the Company or such Restricted Subsidiary than those that could be obtained at the time of such transaction in a comparable transaction in arm's-length dealings with a Person who is not such an Affiliate; (ii) if such Affiliate Transaction involves an amount in excess of $2,500,000, have been approved by a majority of the members of the Company's Board of Directors having no material personal financial stake in such Affiliate Transaction; and (iii) if such Affiliate Transaction involves an amount in excess of $10,000,000, have been determined by a nationally recognized investment banking firm or nationally recognized independent appraisal firm qualified to perform such task, to be fair, from a financial standpoint, to the Company or such Restricted Subsidiary, as the case may be.

        (b)   The provisions of the foregoing paragraph (a) shall not prohibit: (i) any Permitted Investment or Restricted Payment permitted to be made pursuant to Section 4.10 or any payment or transaction specifically excepted from the definition of Restricted Payment; (ii) transactions exclusively between or among the Company and one or more Restricted Subsidiaries or exclusively between or among Restricted Subsidiaries; (iii) customary directors' (or similar persons') fees, indemnification and similar arrangements (and payments pursuant thereto), employee salaries, bonuses or employment agreements, compensation or retirement or employee benefit arrangements and incentive arrangements with any officer, director (or similar person), employee or member of the Company or any Restricted Subsidiary entered into in the ordinary course of business; (iv) agreements (and transactions pursuant to agreements), in effect on the Issue Date, as such agreements are in effect on such date or as thereafter amended in a manner not materially adverse to holders of the Notes in the good faith judgment of the Company's Board of Directors; (v) issuances of Capital Stock (other then Disqualified Stock) of the Company or of Disqualified Stock of the Company that constitutes Refinancing Indebtedness; (vi) loans and advances to officers, directors (and similar persons) and employees of the Company or any Restricted Subsidiary for travel, entertainment, moving and other relocation expenses, in each case made in the ordinary course of business; (vii) agreements (and transactions pursuant to agreements) making manufacturing capacity of other Persons available to the Company or making the Company's manufacturing capacity available to other Persons; provided, the Company complies with the requirements of clauses (a)(i) and (ii) above in connection with any such agreement; (viii) transactions in respect of the Senior Loan Agreements, so long as such transactions comply with (A) clauses (i) and (ii) of paragraph (a) above, or (B) the terms of the Senior Loan Agreements existing on the Issue Date or as amended, restructured, refinanced or replaced in accordance with clauses (i) and (ii) of paragraph (a) above; or (ix) transactions in respect of any Convertible Notes held by an Affiliate, so long as such transactions comply with (A) clauses (i) and (ii) of paragraph (a) above, or (B) the terms of the Convertible Notes existing on the Issue Date or as amended, restructured, refinanced or replaced in accordance with clauses (i) and (ii) of paragraph (a) above.

SECTION 4.13.    Limitation on Indebtedness.

        (a)   The Company shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that the Company and its Restricted Subsidiaries may Incur Indebtedness, if, on the date of such Incurrence and after giving effect thereto, the Consolidated Coverage Ratio would be at least 2.00 to 1.00.

        (b)   Notwithstanding the foregoing paragraph (a), the Company and any Restricted Subsidiary, as applicable, may Incur any or all of the following Indebtedness: (i) Indebtedness of the Company or any Restricted Subsidiary Incurred pursuant to the Credit Facility or the Second Lien Notes (other than as payment of interest thereon in accordance with the terms thereof) in an aggregate principal amount outstanding at any time of up to $75,000,000, less the aggregate amount of Net Available Cash from any Asset Disposition applied to permanently reduce the outstanding amounts or the commitments with respect to such Indebtedness pursuant to Section 4.15; provided, however, that the maximum amount permitted to be outstanding under this clause (i) of this paragraph (b) shall not be deemed to limit additional Indebtedness under the Credit Facility to the extent such additional Indebtedness is permitted pursuant to the Consolidated Coverage Ratio or otherwise under this covenant; (ii) Indebtedness owed to and held by the Company or a Restricted Subsidiary; provided, however, that (A) any subsequent issuance or transfer of any Capital Stock which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the obligor thereon and (B) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes and this Indenture and the Senior Loan Agreements; (iii) Indebtedness evidenced by the Notes issued pursuant to this Indenture up to the amounts issued on the Issue Date, and any Guarantees thereof, less any amounts repaid or retired; (iv) Indebtedness evidenced by the Convertible Notes issued pursuant to the Convertible Indenture up to the amounts issued on the Issue Date, and any Guarantees thereof, plus any additional Indebtedness Incurred thereunder as payment of interest thereon in accordance with the terms thereof, and any Guarantees thereof, less any amounts repaid or retired; (v) Indebtedness outstanding on the Issue Date (other than Indebtedness described in clause (i), (ii), (iii) or (iv) of this Section 4.13); (vi) Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company); provided, however, that on the date of acquisition, and after giving effect thereto, the Company would have been able to Incur at least $1.00 of additional Indebtedness pursuant to paragraph (a); (vii) Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to paragraph (a) or pursuant to clause (iii), (iv), (v), (vi) or (xiii) of this paragraph (b); (viii) Indebtedness of the Company or a Restricted Subsidiary in respect of bids, performance bonds, letters of credit and surety or appeal bonds and obligations entered into by the Company or any Restricted Subsidiary in the ordinary course of business; (ix) Indebtedness of the Company or any Restricted Subsidiary which constitutes Hedging Obligations consisting of either (A) Interest Rate Agreements directly related to Indebtedness permitted to be Incurred by the Company or a Restricted Subsidiary pursuant to this Indenture or (B) Currency Agreements for the purpose of limiting exchange rate risks in connection with a Related Business; (x) Indebtedness of the Company or a Restricted Subsidiary which constitutes Capital Lease Obligations or Purchase Money Indebtedness, and Refinancing Indebtedness thereof, in an aggregate principal amount not exceeding $10,000,000 at any one time outstanding; (xi) Indebtedness incurred by the Company constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including, without limitation, letters of credit in respect of customs duties, equipment leases, workers' compensation claims or self-insurance, or other Indebtedness with respect to reimbursement obligations regarding workers' compensation claims; provided, however, that upon the drawing of such letters of credit or the Incurrence of such Indebtedness, such obligations are reimbursed or refinanced within 30 days following such drawing or Incurrence; (xii) Indebtedness of the Company or any Restricted Subsidiary in an aggregate principal amount which does not, together with all other outstanding Indebtedness Incurred pursuant to this clause (xii), exceed $25,000,000 at any one time outstanding; and (xiii) Indebtedness Incurred under the Second Lien Notes as payment of interest thereon in accordance with the terms thereof.

        (c)   Notwithstanding the foregoing, neither the Company nor any Restricted Subsidiary shall Incur any Indebtedness pursuant to the foregoing paragraph (b) if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations (other than the Existing Notes) unless such Indebtedness shall be subordinated to the Notes or any Guarantees thereof, as applicable, to at least the same extent as such Subordinated Obligations.

        (d)   For purposes of determining compliance with paragraph (b) of this Section 4.13, (i) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above, the Company, in its sole discretion, will classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of the above clauses; and (ii) an item of Indebtedness may be reclassified on a later date and may be divided and classified in more than one of the types of Indebtedness described above. A Guarantee of Indebtedness permitted by this Section 4.13 to be Incurred by the Company or a Restricted Subsidiary otherwise permitted to be Incurred pursuant to this Section 4.13 is not considered a separate Incurrence for purposes of this Section 4.13.

SECTION 4.14.    Change of Control.

        (a)   Upon a Change of Control, each Holder shall have the right to require that the Company repurchase all or any part of such Holder's Notes at a purchase price in cash equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date), in accordance with the terms contemplated in Section 4.14(b).

        (b)   Within 30 days following any Change of Control, unless notice of redemption of the Notes has been given pursuant to the provisions of Section 3.07, the Company shall mail a notice to each Holder with a copy to the Trustee (the "Change of Control Offer") stating:

            (i)  that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder's Notes at a purchase price in cash equal to 100% of the principal amount (the "Change of Control Purchase Price") thereof, plus accrued and unpaid interest, if any, thereon to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest on the relevant Interest Payment Date);

           (ii)  the circumstances and relevant facts regarding such Change of Control;

          (iii)  the purchase date (the "Change of Control Purchase Date") (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

          (iv)  the instructions determined by the Company, consistent with the covenant described hereunder, that a Holder must follow in order to have its Notes purchased.

        The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

        (c)   On or before the Change of Control Purchase Date, the Company shall, to the extent lawful, (i) accept for payment Notes or portions thereof properly tendered and not validly withdrawn pursuant to the Change of Control Offer (together with the appropriate form as provided for in Exhibit A), (ii) deposit with the Trustee or Paying Agent an amount in cash sufficient to pay the Change of Control Purchase Price (together with accrued and unpaid interest, if any), of all Notes so tendered and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate listing the Notes or portions thereof being purchased by the Company. The Trustee or Paying Agent promptly will pay the Holders of Notes so accepted an amount equal to the Change of Control Purchase Price (together with accrued and unpaid interest, if any), and the Trustee promptly will authenticate and deliver to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered. Any Notes not so accepted will be delivered promptly by the Company to the Holders thereof.

        (d)   On the purchase date, all Notes purchased by the Company under this Section 4.14 shall be delivered to the Trustee for cancellation, and the Company shall pay or cause to be paid the purchase price plus accrued and unpaid interest, if any, to the Holders entitled thereto.

        (e)   At the time the Company delivers Notes to the Trustee which are to be accepted for purchase, the Company shall also deliver an Officers' Certificate stating that such Notes are to be accepted by the Company pursuant to and in accordance with the terms of this Section 4.14. A Note shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

        (f)    The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

SECTION 4.15.    Limitation on Sales of Assets and Subsidiary Stock.

        (a)   The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition unless (i) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value (including the value of all non-cash consideration), as determined in good faith by the Company's Board of Directors, of the shares and assets subject to such Asset Disposition; (ii) at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary in connection with such Asset Disposition consists of cash, Temporary Cash Investments or other cash equivalents; (iii) subject to the Intercreditor Agreement, if such Asset Sale involves the disposition of Collateral, the Company or such Restricted Subsidiary, as applicable, has complied with the provisions described under Article Ten hereof; and (iv) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be) (A) to either (x) prepay, repay, purchase or redeem Purchase Money Indebtedness secured by the asset that was the subject of the Asset Sale or Indebtedness outstanding under the Senior Loan Agreements, and, in the case of Indebtedness outstanding under the Senior Loan Agreements, to permanently reduce the amount of such Indebtedness outstanding on the Issue Date or permitted pursuant to Section 4.13 (including that, in the case of repayment of amounts outstanding under a revolver or similar arrangement that makes credit available, such commitment is so permanently reduced by such amount) or (y) to the extent the Company elects, to acquire Additional Assets, in each case within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; or (B) to make an offer pursuant to paragraph (b) below to the Holders to purchase Notes pursuant to and subject to the conditions contained in this Indenture and to repurchase or redeem the other Indebtedness of the Company, ranking on a parity with the Notes and with similar provisions requiring the Company to repurchase or redeem such Indebtedness with the proceeds from such Asset Disposition, pro rata in proportion to the respective principal amounts (or accreted values in the case of Indebtedness issued with an original issue discount) of the Notes and such other Indebtedness then outstanding; and (C) to the extent of the balance of such Net Available Cash after application in accordance with clause (A) or (B), to any other application or use not prohibited by this Indenture. Pending the final application of any Net Available Cash as provided in clause (iv) of this paragraph (a), the Company may temporarily reduce revolving credit borrowings or otherwise invest the Net Available Cash in any manner not prohibited by this Indenture. Until so applied, such Net Available Cash shall, unless constituting an Excluded Asset, constitute Collateral under this Indenture and the Collateral Documents. Notwithstanding the foregoing provisions of this paragraph (a), the Company and the Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance with this paragraph except to the extent that the aggregate Net Available Cash from all Asset Dispositions which is not applied in accordance with this paragraph exceeds $5,000,000 (at which time, the entire unutilized Net Available Cash, and not just the amount in excess of $5,000,000, shall be applied pursuant to this paragraph).

        For the purposes of this Section 4.15, the following are deemed to be cash or cash equivalents: (x) the assumption of Indebtedness of the Company or any Restricted Subsidiary and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition and (y) securities received by the Company or any Restricted Subsidiary from the transferee that are converted by the Company or such Restricted Subsidiary into cash within 90 days of closing this transaction.

        (b)   In the event of an Asset Disposition that results in the purchase of the Notes pursuant to clause (a)(iv)(B) above, the Company will be required to purchase Notes tendered pursuant to an offer by the Company for the Notes at a purchase price of 100% of their principal amount (without premium) plus accrued but unpaid interest, if any, thereon in accordance with the procedures (including prorating in the event of over subscription) set forth in this Indenture.

        (c)   The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Section 4.15. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this clause by virtue thereof.

SECTION 4.16.    Limitation on Liens Securing Indebtedness.

        The Company will not, and will not permit any of its Restricted Subsidiaries to, create, Incur, assume or suffer to exist any Lien of any kind, other than Permitted Liens, upon any of their respective assets now owned or acquired on or after the Issue Date, or upon any income or profits therefrom, securing any Indebtedness of the Company or any Indebtedness of any Restricted Subsidiary.

SECTION 4.17.    Future Guarantors.

        The Company will not permit any Restricted Subsidiary that is not a Guarantor to Guarantee any other Indebtedness (other than Indebtedness under the Senior Loan Agreements) of the Company or any Guarantor unless such Restricted Subsidiary simultaneously executes a supplemental indenture to this Indenture providing for the Guarantee of the payment of principal of, premium, if any, and interest on the Notes by such Restricted Subsidiary, on a senior basis, and executes a Guarantee (as provided for in Exhibit B), subject to and in accordance with Article Eleven of this Indenture satisfactory to the Trustee, and grants a security interest in and/or pledge of the Collateral and After-Acquired Property, as applicable, owned by such Restricted Subsidiary to secure the Obligations under the Notes as set forth in the Collateral Documents and the Intercreditor Agreement, as applicable.

SECTION 4.18.    Limitation on Business Activities.

        The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than in businesses conducted by the Company and its Restricted Subsidiaries on the Issue Date and businesses which, in the good faith determination of the Company's Board of Directors, are reasonably related, ancillary or complementary thereto.

ARTICLE FIVE

SUCCESSOR CORPORATION

SECTION 5.01.    Merger, Consolidation and Sale of Assets of the Company.

        The Company shall not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all its assets to, any Person, unless (i) the Company shall be the surviving Person, or the resulting, surviving or transferee Person (the "Successor Company") shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by an indenture supplemental thereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Notes, this Indenture and the Collateral Documents; provided, that if the Successor Company is a limited partnership for tax purposes, there shall be a co-issuer of the Notes that is a corporation; (ii) the Collateral subject to this Indenture and the Collateral Documents at the time of such transaction shall, upon consummation of such transaction, (A) continue to constitute Collateral under this Indenture and the Collateral Documents, (B) be subject to the Lien in favor of the Trustee for the benefit of the holders of the Notes, and (C) not be subject to any Lien other than Permitted Liens; (iii) the property and assets of the Person that is merged or consolidated with or into the consolidated, resulting, surviving or transferee entity, to the extent that they are property or assets of the types that would constitute Collateral under this Indenture and the Collateral Documents, shall be treated as After-Acquired Property and such entity shall take such action as may be necessary to cause such property and assets to be made subject to the Lien under this Indenture and the Collateral Documents in the manner and to the extent required thereby; (iv) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by such Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing; and (v) immediately after giving effect to such transaction, the Successor Company would (A) be able to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of Section 4.13 or (B) together with its Subsidiaries that would constitute Restricted Subsidiaries under this Indenture immediately after succeeding thereto, have a higher Consolidated Coverage Ratio than the Consolidated Coverage Ratio of the Company and its Restricted Subsidiaries immediately prior to such transaction.

        For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of all or substantially all of the properties and assets of one or more Subsidiaries, the Company's interest in which constitutes all or substantially all of the properties and assets of the Company shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

        Notwithstanding the foregoing, (i) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company, and (ii) the Company may merge with or transfer all or substantially all of its assets to an Affiliate solely for the purpose of reincorporating or reforming the Company in another jurisdiction; provided, in each case, the surviving entity will assume all the obligations of such Person under the Notes, this Indenture and the Collateral Documents. The Trustee may require any such surviving entity to ensure, by executing and delivering appropriate instruments and opinions of counsel, that the Trustee continues to hold a Lien, having the same relative priority as was the case immediately prior to such transaction, on all Collateral for the benefit of the holders of the Notes.

SECTION 5.02.    Successor Corporation Substituted for the Company.

        Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with Section 5.01, in which the Company is not the continuing corporation, the Successor Company formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such surviving entity had been named as such, and the predecessor company, in the case of a conveyance, transfer or lease, shall be released from the obligation to pay the principal of and interest on the Notes.

SECTION 5.03.    Merger, Consolidation and Sale of Assets of Any Guarantor.

        The Company will not permit any Guarantor to consolidate with or merge with or into, or convey, transfer, lease, in one transaction or a series of transactions, all or substantially all of its assets to, any Person unless (i) the resulting, surviving or transferee Person shall be a Person organized and existing under the laws of the jurisdiction under which the Guarantor was organized or under the laws of the United States of America, any State thereof or the District of Columbia, and such Person (if not the Guarantor) shall expressly assume, by a Guaranty Agreement, executed and delivered to the Trustee, in a form satisfactory to the Trustee, all the obligations of the Guarantor, if any, under its Guarantee; (ii) the property and assets of the Person that is merged or consolidated with or into the consolidated, resulting, surviving or transferee entity, to the extent that they are property or assets of the types that would constitute Collateral under this Indenture and the Collateral Documents, shall be treated as After-Acquired Property and such entity shall take such action as may be necessary to cause such property and assets to be made subject to the Lien under this Indenture and the Collateral Documents in the manner and to the extent required thereby; and (iii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default shall have occurred and be continuing.

        The provision of clauses (i), (ii) and (iii) of the immediately preceding paragraph shall not apply to any transactions that constitute an Asset Disposition if the Company complied with the applicable provisions of Section 4.15. The foregoing shall not prohibit any consolidation or merger of, or transfer of all or part of the property and assets of, any Restricted Subsidiary with or to the Company.

SECTION 5.04.    Successor Corporation Substituted for Guarantor.

        Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of any Guarantor in accordance with Section 5.03, in which such Guarantor is not the continuing corporation, the successor Person formed by such consolidation or into which such Guarantor is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, such Guarantor under this Indenture with the same effect as if such surviving entity had been named as such, and the predecessor company, in the case of a conveyance, transfer or lease, shall be released from the obligation to pay the principal of and interest on the Notes.

ARTICLE SIX

DEFAULT AND REMEDIES

SECTION 6.01.    Events of Default.

        An "Event of Default" occurs if:

            (i)  a default in the payment of interest on the Notes when due, continued for 30 days;

           (ii)  a default in the payment of principal of any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase (except as provided in Section 4.14), upon acceleration or otherwise;

          (iii)  the failure by the Company to comply with its obligations under Section 5.01 or 5.02 or any Guarantor to comply with its obligations under Sections 5.03 or 5.04;

          (iv)  the failure by the Company to comply for 30 days after notice with any of its obligations under Section 4.14 (other than a failure to purchase Notes) or under Sections 4.10, 4.11, 4.12, 4.13 or 4.15;

           (v)  the failure by the Company to comply for 60 days after notice with its other agreements contained in this Indenture or the Collateral Documents;

          (vi)  Indebtedness of the Company or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $5,000,000;

         (vii)  the Company or any Significant Subsidiary of the Company (A) commences a voluntary case or proceeding under any Bankruptcy Law with respect to itself, (B) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding under any Bankruptcy Law, (C) consents to the appointment of a Custodian of it or for substantially all of its property, or (D) makes a general assignment for the benefit of its creditors;

        (viii)  a court of competent jurisdiction enters a judgment, decree or order for relief in respect of the Company or any Significant Subsidiary of the Company in an involuntary case or proceeding under any Bankruptcy Law, which shall (A) order reorganization, arrangement, adjustment or composition in respect of the Company or any such Significant Subsidiary, (B) appoint a Custodian of the Company or any such Significant Subsidiary or for substantially all of its property or (C) order the winding-up or liquidation of its affairs; and such judgment, decree or order shall remain unstayed and in effect for a period of 60 consecutive days; provided, however, that if the entry of such order or decree is appealed and dismissed on appeal then the Event of Default hereunder by reason of the entry of such order or decree shall be deemed to have been cured.

          (ix)  any judgment or decree for the payment of money (except to the extent that a solvent insurance carrier has admitted in writing that such judgment or decree is covered by its applicable policy) in excess of $5,000,000 is entered against the Company or any Significant Subsidiary, remains outstanding for a period of 60 days following entry of such judgment and is not discharged, bonded, waived or stayed within 30 days after notice;

           (x)  any Guarantee ceases to be in full force and effect or is declared to be null and void and unenforceable or such Guarantee is found to be invalid or a Guarantor denies its liability under its Guarantee (other than by reason of release of the Guarantor in accordance with the terms of this Indenture); or

          (xi)  any of the Collateral Documents cease under any circumstances to create a valid enforceable Lien on the assets to be pledged or secured thereunder, other than in accordance with Section 10.04.

        However, a default under clause (iv), (v), (vi) or (ix) will not constitute an Event of Default until the Trustee or the Holders of 25% in principal amount of the outstanding Notes notify the Company of the default and the Company does not cure such default within the time specified after receipt of such notice.

        The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any Event of Default under clause (vi) or (x) and any event which with the giving of notice or the lapse of time would become an Event of Default under clause (iv), (v) or (ix), its status and what action the Company is taking or proposes to take with respect thereto.

SECTION 6.02.    Acceleration.

        (a)   If an Event of Default (other than an Event of Default specified in Section 6.01(vii) or (viii) with respect to the Company) occurs and is continuing, and has not been waived pursuant to Section 6.04, then the Trustee, by written notice to the Company, or the Holders of at least 25% in principal amount of outstanding Notes, by notice in writing to the Company and the Trustee, may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable. All such notices shall specify the respective Event of Default and that it is a "notice of acceleration". Upon any such declaration, such amount shall be immediately due and payable.

        (b)   If an Event of Default specified in Section 6.01(vii) or (viii) relating to the Company occurs and is continuing with respect to the Company, the principal of and interest on all the Notes will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.

        (c)   The Holders of a majority in principal amount of the Notes may, on behalf of the Holders of all of the Notes, rescind and cancel an acceleration and its consequences (i) if the rescission would not conflict with any judgment or decree, (ii) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration, (iii) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and (iv) in the event of the cure or waiver of an Event of Default of the type described in Section 6.01(vii) or (viii), the Trustee shall have received an Officers' Certificate and an Opinion of Counsel that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.03.    Other Remedies.

        If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

SECTION 6.04.    Waiver of Past Defaults.

        Subject to Sections 2.09, 6.07 and 9.02, the Holders of a majority in principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of the Holders of all of the Notes, waive an existing Default or Event of Default and its consequences, except a Default in the payment of principal of or interest on any Note as specified in clauses (i) and (ii) of Section 6.01. When a Default or Event

of Default is waived, it is cured and ceases to exist for every purpose of this Indenture. This Section 6.04 shall be in lieu of Section 316(a)(1)(B) of the TIA and such Section 316(a)(1)(B) is hereby expressly excluded from this Indenture, as permitted by the TIA.

SECTION 6.05.    Control by Majority.

        Subject to Section 2.09, the Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it, including, without limitation, any remedies provided for in Section 6.03. Subject to Section 7.01, however, the Trustee may refuse to follow any direction that conflicts with any law or this Indenture or that may involve the Trustee in personal liability and the Trustee may take any other action it deems proper that is not inconsistent with any such direction received from Holders of the Notes. This Section 6.05 shall be in lieu of Section 316(a)(1)(A) of the TIA and such Section 316(a)(1)(A) is hereby expressly excluded from this Indenture, as permitted by the TIA.

SECTION 6.06.    Limitation on Suits.

        Subject to Article Seven, if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder of a Note may pursue any remedy with respect to this Indenture or the Notes unless (i) such Holder has previously given the Trustee notice that an Event of Default is continuing, (ii) Holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy, (iii) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity and (v) the Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

SECTION 6.07.    Rights of Holders To Receive Payment.

        Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected adversely without the consent of such Holder.

SECTION 6.08.    Collection Suit by Trustee.

        If an Event of Default in payment of principal or interest specified in clause (i) or (ii) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Notes for the whole amount of principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest at the rate set forth in Section 4.01 and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents, consultants and counsel.

SECTION 6.09.    Trustee May File Proofs of Claim.

        The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relating to the Company or any other obligor upon the Notes, any of their respective creditors or any of their respective property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, if the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agents, consultants and counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10.    Priorities.

        If the Trustee collects any money or property pursuant to this Article Six, it shall pay out the money in the following order, subject to the Intercreditor Agreement:

          First:    to the Trustee for amounts due under Section 7.07;

          Second:    to Holders for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

          Third:    the balance, if any, to the Company or any other obligor on the Notes.

        The Trustee, upon prior notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

SECTION 6.11.    Undertaking for Costs.

        In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.06, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Notes.

ARTICLE SEVEN

TRUSTEE

SECTION 7.01.    Duties of Trustee.

        (a)   If an Event of Default has occurred and is continuing and is known to the Trustee, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and the Collateral Documents and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

        (b)   Except during the continuance of an Event of Default:

          (1)   The Trustee need perform only those duties as are specifically set forth in this Indenture and no covenants or obligations shall be implied in this Indenture against the Trustee.

          (2)   In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

        (c)   Notwithstanding anything to the contrary herein contained, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

            (i)  This paragraph does not limit the effect of paragraph (b) of this Section 7.01;

           (ii)  The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (iii)  The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.02, 6.04 or 6.05 hereof.

        (d)   No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not assured to it.

        (e)   Whether or not herein expressly provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 7.01.

        (f)    The Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree in writing with the Company or any Guarantor. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

        (g)   Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and, except as otherwise expressly provided herein, to the provisions of the TIA.

SECTION 7.02.    Rights of Trustee.

        Subject to Section 7.01:

          (a)   The Trustee may rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

          (b)   Before the Trustee acts or refrains from acting, it may consult with counsel and may require an Officers' Certificate, an Opinion of Counsel or both, which shall conform to Sections 12.04 and 12.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

          (c)   The Trustee may act through agents or attorneys and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

          (d)   The Trustee shall not be liable for any action that it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute willful misconduct, negligence or bad faith.

          (e)   The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Company, to examine the books, records, and premises of the Company, personally or by agent or attorney.

          (f)    The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred by it in compliance with such request, order or direction.

          (g)   The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

          (h)   Except with respect to Section 4.01 hereof, the Trustee shall have no duty to inquire as to the performance of the Company's covenants in Article Four hereof. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 6.01(i), 6.01(ii) and 4.01 hereof or (ii) any Default or Event of Default of which the Trustee shall have received written notification in the manner set forth in this Indenture or an Officer in the Corporate Trust Office of the Trustee shall have obtained actual knowledge. Delivery of reports, information and documents to the Trustee under Section 4.08 hereof is for informational purposes only and the Trustee's receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officer's Certificate).

SECTION 7.03.    Individual Rights of Trustee.

        The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, or any Guarantor, or their respective Affiliates with the same rights it would have if it were not Trustee. However, if the Trustee acquires any conflicting interest within the meaning of Section 3.10(b) of the TIA, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee, or resign. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.04.    Trustee's Disclaimer.

        Memorandum and the recitals contained herein and in the Notes shall be taken as statements of the Company and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or adequacy of this Indenture, the Notes or any Guarantee, and it shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible for any statement of either of the Company or any Guarantor in this Indenture, the Notes or any Guarantee other than the Trustee's certificate of authentication.

SECTION 7.05.    Notice of Default.

        If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder notice of the Default within 90 days after such Default occurs. Except in the case of a Default in payment of principal of, or interest on, any Note, the Trustee may withhold notice if and so long as a committee of its Trust Officers determines that withholding notice is not opposed to the interests of the Holders.

SECTION 7.06.    Reports by Trustee to Holders.

        Within 60 days after each May 15, beginning with the May 15 following the date of this Indenture, the Trustee shall, to the extent that any of the events described in TIA Section 313(a) occurred within the previous twelve months, but not otherwise, mail to each Holder a brief report dated as of such date that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b) and (c).

        The Company shall promptly notify the Trustee if the Notes become listed on, or delisted from, any exchange and the Trustee shall comply with TIA Section 313(d).

SECTION 7.07.    Compensation and Indemnity.

        The Company and any Guarantors shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company and any Guarantors shall reimburse the Trustee upon request for all reasonable fees and expenses, including out-of-pocket expenses incurred or made by it in connection with the performance of its duties under this Indenture. Such expenses shall include the reasonable fees and expenses of the Trustee's agents, consultants, experts and counsel, except such disbursements, advances and expenses as may be attributable to its negligence, bad faith or willful misconduct.

        The Company and any Guarantors shall, jointly and severally, indemnify the Trustee and its agents, employees, stockholders and directors and officers for, and hold them harmless against, any loss, liability or expense incurred by them, arising out of or in connection with the administration of this trust including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their rights, powers or duties hereunder. The Company and any Guarantors need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own willful misconduct, negligence or bad faith. The Trustee shall notify the Company and any Guarantors promptly of any claim asserted against the Trustee for which it may seek indemnity. At the Trustee's sole discretion, the Company and such Guarantors shall defend the claim and the Trustee shall cooperate and may participate in the defense; provided that any settlement of a claim shall be approved in writing by the Trustee, such approval not to be unreasonably withheld. Alternatively, the Trustee may at its option have separate counsel of its own choosing and the Company and the Guarantors shall pay the reasonable fees and expenses of such counsel; provided that the Company and such Guarantors will not be required to pay such fees and expenses if it assumes the Trustee's defense and there is no conflict of interest between the Company and such Guarantors, on the one hand, and the Trustee, on the other, in connection with such defense as reasonably determined by the Trustee. The Company and such Guarantors need not pay for any settlement made without their written consent. The Company and such Guarantors need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

        To secure the Company's and the Guarantors' payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Notes on all assets or money held or collected by the Trustee, in its capacity as Trustee, except assets or money held in trust to pay principal of or interest on particular Notes. Such lien shall survive the satisfaction and discharge of this Indenture.

        When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(vii) or (viii) occurs, such expenses and the compensation for such services are intended to constitute expenses of administration under any Bankruptcy Law; provided, however, that this shall not affect the Trustee's rights as set forth in the preceding paragraph or Section 6.10.

SECTION 7.08.    Replacement of Trustee.

        The Trustee may resign at any time by so notifying the Company and the Guarantors in writing at least 30 days prior to the date of the proposed resignation. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by so notifying the Company and the Trustee and may appoint a successor Trustee. The Company may remove the Trustee if:

          (A)  the Trustee fails to comply with Section 7.10;

          (B)  the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

          (C)  a Custodian or other public officer takes charge of the Trustee or its property; or

          (D)  the Trustee becomes incapable of acting.

        A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

        If the Trustee resigns or is removed as Trustee or if a vacancy exists in the office of Trustee for any reason, the Company shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

        A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

        If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

        If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

        Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company' obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09.    Successor Trustee by Merger, Etc.

        If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

        If at the time such successor or successors by merger, conversion, consolidation or transfer of assets to the Trustee shall succeed to the trust created by this Indenture any of the Notes shall have been authenticated but not delivered, any successor to the Trustee may adopt a certificate of authentication of any predecessor Trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

SECTION 7.10.    Eligibility; Disqualification.

        This Indenture shall always have a Trustee who satisfies the requirements of TIA Sections 310(a)(1), (2) and (5). The Trustee (or, in the case of a Trustee included in a bank holding company system, the related bank holding company) shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. In addition, if the Trustee is a corporation included in a bank holding company system, the Trustee, independently of such bank holding company, shall meet the capital requirements of TIA Section 310(a)(2). The Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met. The provisions of TIA Section 310 shall apply to the Company, as obligor of the Notes.

SECTION 7.11.    Preferential Collection of Claims Against Company.

        The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

ARTICLE EIGHT

DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01.    Discharge of Liability on Notes; Defeasance.

        (a)   The Indenture will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Notes, as expressly provided for in this Indenture) as to all outstanding Notes when

            (i)  either (A) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid) have been delivered to the Trustee for cancellation or (B) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable or shall become due and payable within one year and the Company has irrevocably deposited or caused to be deposited with the Trustee an amount in U.S. dollars sufficient to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for the principal of, premium, if any, and interest to the date of deposit,

           (ii)  the Company has paid or caused to be paid all other sums payable under this Indenture by the Company; and

          (iii)  the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel.

        (b)   Subject to Sections 8.01(c) and 8.02, the Company and the Guarantors, if any, at any time may terminate (i) all their obligations under the Notes, the Guarantees, if any, and this Indenture ("legal defeasance option") or (ii) their obligations under Sections 4.04, 4.05, 4.08 and 4.10 through 4.18 and the operation of Section 6.01(iii), (iv), (v), (vi), (vii), (viii) (with respect only to Significant Subsidiaries), (ix), (x) and (xi) and the limitations contained in Sections 5.01 and 5.03 and Article Ten ("covenant defeasance option"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

        If the Company exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in Section 6.01(iii), (iv), (v), (vi), (vii), (viii) (with respect only to Significant Subsidiaries), (ix), (x) and (xi), or because of the failure of the Company to comply with Sections 5.01 and 5.03. If the Company exercises its legal defeasance option or its covenant defeasance option, each Guarantor, if any, shall be released from all its obligations under its Guarantee.

        Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company and the Guarantors, if any, terminate.

        (c)   Notwithstanding clauses (a) and (b) above, the obligations of the Company and the Guarantors, if any, in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 7.07, 7.08, 8.05, 8.06 shall survive until the Notes have been paid in full. Thereafter, the obligations of the Company and the Guarantors, if any, in Sections 7.07, 8.05 and 8.06 shall survive.

SECTION 8.02.    Conditions to Defeasance.

        The following shall be the conditions to the application of Section 8.01 hereof to the outstanding Notes:

          (1)   the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations, or a combination thereof, for the payment of principal of, interest and premium, if any, on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

          (2)   the Company delivers to the Trustee a certificate from a nationally recognized firm of independent public accountants or a nationally recognized investment banking firm expressing their opinion that the payments of principal and interest when due on the deposited U.S. Government Obligations plus any deposited money will provide cash at such times and in such amounts as will be sufficient to pay principal, premium, if any, and interest when due on all outstanding Notes to maturity or redemption, as the case may be;

          (3)   no Default or Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

          (4)   the Company delivers to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company;

          (5)   neither the deposit nor the defeasance shall result in a default or event of default under any other material agreement to which the Company is a party or by which the Company is bound;

          (6)   the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

          (7)   in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Noteholders will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

          (8)   in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Noteholders will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

          (9)   the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes as contemplated by this Article Eight have been complied with.

SECTION 8.03.    Application of Trust Money.

        The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article Eight. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Notes.

SECTION 8.04.    Repayment to the Company.

        The Trustee and the Paying Agent shall promptly turn over to the Company (or the appropriate Guarantors), upon delivery of an Officers' Certificate stating that such payment does not violate the terms of this Indenture, any excess money or securities held by them at any time.

        Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company and the Guarantors, if any, upon this written request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Noteholders entitled to the money must look to the Company and the Guarantors, if any, for payment as general creditors and all liability of the Trustee or Paying Agent with respect to such money shall thereupon cease.

SECTION 8.05.    Indemnity for Government Obligations.

        The Company and the Guarantors shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

SECTION 8.06.    Reinstatement.

        If the funds deposited with the Trustee to effect covenant defeasance are insufficient to pay the principal of, premium, if any, and interest on the Notes when due, then the obligations of the Company and the Guarantors, if any, under this Indenture will be revived and no such defeasance will be deemed to have occurred.

        If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with this Article Eight by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company and the Guarantors, if any, under this Indenture, the Notes and the Guarantees, if any, shall be revived and reinstated as though no deposit had occurred pursuant to this Article Eight until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender or U.S. Government Obligations in accordance with this Article Eight; provided, however, that, if the Company or the Guarantors have made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Company or the Guarantors, as the case may be, shall be subrogated to the rights of the Holders of such Notes to receive such payment from the U.S. Legal Tender or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE NINE

AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01.    Without Consent of Holders.

        The Company and the Guarantors, if any, (and, in the case of the Intercreditor Agreement, only with the consent of the other parties thereto to the extent required thereby) when authorized by a

Board Resolution of each of them, and the Trustee, together, may amend or supplement this Indenture or the Notes, the Collateral Documents or the Intercreditor Agreement without notice to or consent of any Holder:

            (i)  to cure any ambiguity, omission, defect or inconsistency;

           (ii)  to provide for the assumption by a successor Person of the obligations of the Company or any Guarantor under this Indenture in accordance with the provisions of Article Five;

          (iii)  to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code);

          (iv)  to comply with any requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

           (v)  to add to the covenants of the Company for the benefit of the Holders or to surrender a right or power conferred upon the Company;

          (vi)  to add Guarantees with respect to the Notes;

         (vii)  to provide for additional Collateral; or

        (viii)  to make any other change that does not adversely affect in any material respect the rights of any Holders hereunder;

provided that the Company has delivered to the Trustee an Opinion of Counsel stating that such amendment or supplement complies with the provisions of this Section 9.01.

        After an amendment, supplement or waiver under this Section 9.01 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

SECTION 9.02.    With Consent of Holders.

        Subject to Sections 2.09 and 6.07, the Company, the Guarantors, if any, (and, in the case of the Intercreditor Agreement, only with the consent of the other parties thereto to the extent required thereby) when authorized by a Board Resolution of each of them, and the Trustee, together, with the written consent of the Holder or Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), may amend or supplement this Indenture or the Notes, any Collateral Document and the Intercreditor Agreement without notice to any other Holders. Subject to Section 2.09, the Holder or Holders of at least a majority in aggregate principal amount of the then outstanding Notes may waive compliance by the Company or the Guarantors, if any, with any provision of this Indenture or the Notes without notice to any other Holder. Notwithstanding the above, no amendment, supplement or waiver, including a waiver pursuant to Section 6.04, shall, without the consent of each Holder of each Note affected thereby:

            (i)  reduce the amount of Notes whose Holders must consent to an amendment or waiver;

           (ii)  reduce the rate of or extend the time for payment of interest on any Note;

          (iii)  reduce the principal of or extend the Stated Maturity of any Note;

          (iv)  reduce the amount payable upon the redemption of any Note or change the time at which any Note may be redeemed in accordance with Article Three;

           (v)  make any Note payable in money other than that stated in the Note;

          (vi)  make any change in Section 6.04 or Section 6.07 or this Section 9.02, except to increase any required percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby;

         (vii)  amend, modify, change or waive any provision of Section 2.09;

        (viii)  impair the right of any Holder to receive payment of principal of and interest on such Holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Notes, or

          (ix)  cause the Notes or any Guarantee thereof to become contractually subordinate in right of payment to any other Indebtedness of the Company or any Guarantor.

        It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

        After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

SECTION 9.03.    Compliance with TIA.

        If at the time of an amendment to this Indenture or the Notes, this Indenture shall be qualified under the TIA, every amendment, waiver or supplement of this Indenture or the Notes shall comply with the TIA as then in effect.

SECTION 9.04.    Revocation and Effect of Consents.

        Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to such Holder's Note or portion of such Note by notice to the Trustee or the Company received before the date the amendment, supplement or waiver becomes effective.

        The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation pursuant to Section 2.05 above or (ii) such other date as the Company may designate. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 180 days after such record date.

        After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (i) through (vii) of Section 9.02, in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note; provided that, without the consent of a Holder, any such waiver shall not impair or affect the right of such Holder to receive payment of principal of and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates.

SECTION 9.05.    Notation on or Exchange of Notes.

        If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder of such Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue, the Guarantors, if any, shall endorse and the Trustee shall authenticate a new Note that reflects the changed terms. Any such notation or exchange shall be made at the sole cost and expense of the Company. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment, supplement or waiver.

SECTION 9.06.    Trustee To Sign Amendments, Etc.

        The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article Nine; provided that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture. Such Opinion of Counsel shall not be an expense of the Trustee.

SECTION 9.07.    Payment for Consent.

        In connection with any amendment, supplement or waiver under this Article Nine, the Company may, but shall not be obligated to, offer to any Holder who consents to such amendment, supplement or waiver, or to all Holders, consideration for such Holder's consent to such amendment, supplement or waiver.

ARTICLE TEN

COLLATERAL

SECTION 10.01.    Collateral.

        (a)   The due and punctual payment of the principal and premium, if any, of, and interest on, the Notes when and as the same shall become due and payable, whether on an Interest Payment Date, at the Stated Maturity, by acceleration, repurchase, redemption or otherwise, interest on the overdue principal of and interest (to the extent permitted by law), if any, on the Notes and payment or performance of all other obligations under this Indenture, the Notes, any Guarantees and the Collateral Documents, shall be secured as provided in the Collateral Documents.

        (b)   The Company and the Guarantors shall, and shall cause each of their Subsidiaries to, do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Collateral Documents, to assure and confirm to the Trustee the security interest in the Collateral contemplated hereby and by the Collateral Documents, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes expressed herein and in the Collateral Documents. The Company and the Guarantors shall, and shall cause each of their Subsidiaries to, take, upon request of the Trustee, any and all actions required to cause the Collateral Documents to create and maintain, as security for the obligations under this Indenture, the Notes, any Guarantees and the Collateral Documents, valid and enforceable, perfected (except as expressly provided herein or therein) Liens in and on all the Collateral, in favor of the Trustee, superior to and prior to the rights of all third Persons, and subject to no other Liens, other than as provided herein and therein and in the Intercreditor Agreement; provided, that the Trustee's Lien securing the Collateral shall be third in priority to the Liens securing the Company's and the Guarantors' obligations under the Senior Loan Agreements, but only to the extent provided in the Intercreditor Agreement.

        (c)   Simultaneously with the execution of this Indenture, the Trustee is hereby authorized and directed to enter into the Security Agreement, the Pledge Agreement and the Intercreditor Agreement. The Trustee is further authorized and directed to enter into any other Collateral Documents that it deems necessary or advisable, in its reasonable discretion, to carry out the purposes of this Indenture, the Security Agreement and the Pledge Agreement. In connection with any replacement or refinancing of any secured Indebtedness under the Senior Loan Agreements to the extent permitted under Section 4.13 of this Indenture and clause (14) of the definition of the "Permitted Liens," the Trustee is hereby authorized and directed upon request of the Company to enter into an intercreditor agreement substantially in the form of the Intercreditor Agreement with any replacement agent (as contemplated by the Intercreditor Agreement); provided, that any such replacement Intercreditor Agreement may provide for Indebtedness under the Senior Loan Agreements to be issued under one or more facilities secured by Liens senior in priority (after giving effect to such Intercreditor Agreement) to the Liens grated in favor of the Trustee for the benefit of the Holders.

        (d)   The Company shall, and shall cause each of its Subsidiaries (other than Foreign Subsidiaries) to, use all reasonable efforts, subject to the Intercreditor Agreement, to obtain all requisite consents to enable the Company or such Subsidiary to provide a Lien on any license, contract or agreement to which the Company or such Subsidiary is party and which is an Excluded Asset described in clause (c) of the definition of "Excluded Assets."

SECTION 10.02.    Additional Collateral.

        Subject to the Intercreditor Agreement and in accordance with the Collateral Documents, the Company and the Guarantors shall grant a valid security interest in, and/or pledge, all After-Acquired Property (which may be pursuant to the then-existing Collateral Documents) in favor of or to the Trustee, including granting a mortgage on material real property the Company or the Guarantors may acquire after the issuance of the Notes, and shall execute and deliver all documents and opinions and take all action necessary or desirable to perfect and protect such a security interest in favor of the Trustee, subject only to Permitted Liens.

SECTION 10.03.    Impairment of Security Interests.

        Except as permitted in this Indenture, the Intercreditor Agreement and the Collateral Documents, neither the Company nor any of its Restricted Subsidiaries shall take or omit to take any action that would have the result of adversely affecting or impairing the Lien on the Collateral in favor of the Trustee for the benefit of the Holders of the Notes.

SECTION 10.04.    Possession, Use and Release Of Collateral.

        (a)   Subject to and in accordance with the provisions of the Collateral Documents, this Indenture, the Intercreditor Agreement, the Convertible Indenture and the Senior Loan Agreements, so long as none of the Trustee, the Convertible Notes Trustee, the Second Lien Notes Collateral Trustee or the agent(s) under the Credit Facility has exercised its rights with respect to the Collateral upon the occurrence and continuance of an event of default under the applicable debt instrument, the Company and any Guarantors shall have the right to remain in possession and retain exclusive control of the Collateral, to operate the Collateral, to alter or repair the Collateral and to collect, invest and dispose of any income thereon.

        (b)   In the cases of clauses (1), (3) and (5) below, all of the Collateral, and in the case of clauses (2), (4), (6) and (7) below, the Collateral specified therein, shall be released from the Liens created by the Collateral Documents, without further action on the part of the Company or the Trustee, at the sole cost and expense of the Company and the Guarantors:

          (1)   upon payment in full of the Notes and all other obligations under this Indenture, the Notes, the Guarantees thereof, if any, and the Collateral Documents then due and owing;

          (2)   unless an Event of Default shall have occurred and be continuing, upon the sale or other disposition of Collateral in accordance with Section 4.15 or as otherwise permitted under the Indenture, solely with respect to the asset sold or otherwise disposed of, and if any provisions of Section 4.15 apply to the sale of the Collateral, the Net Available Cash received therefor upon application in accordance with such provisions;

          (3)   upon the written consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for such Notes);

          (4)   as required pursuant to the terms of the Intercreditor Agreement;

          (5)   upon the Company's exercise of the legal defeasance option or the covenant defeasance option;

          (6)   upon eminent domain, condemnation or similar circumstances, solely with respect to the Collateral taken thereby; or

          (7)   upon the release or deemed release of any Guarantor from its obligations under this Indenture and its Guarantee, solely with respect to the Collateral owned by such Guarantor;

provided, that the Trustee shall not be permitted to release any Lien on any Collateral unless and until it shall have received (x) an Officers' Certificate certifying that all conditions precedent hereunder have been met and (y) such other documents required by Section 10.05 hereof. Upon compliance with the above provisions, the Trustee shall execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Collateral Documents.

        (c)   The release of any Collateral from the terms of the Collateral Documents shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof and of the Collateral Documents if and to the extent the Collateral is released pursuant to the terms of this Indenture and the Collateral Documents.

SECTION 10.05.    Certificates of the Company and the Guarantors.

        The Company and the Guarantors shall furnish to the Trustee, prior to each proposed release of Collateral, all documents required by TIA Section 314(d); provided, however, that the Company and any Guarantor may, without any release or consent of the Trustee, sell or otherwise dispose of inventory and collect or dispose of accounts receivable, notes receivable and cash in the ordinary course of business if the Company or such Guarantor, as applicable, delivers to the Trustee semi-annually an Officers' Certificate stating that the sale, collection and/or disposition of all inventory, accounts receivable, notes receivable and cash during the immediately preceding six-month period was in the ordinary course of business. The Trustee may, to the extent permitted by Sections 7.01 and 7.02 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such instruments. Any certificate or opinion required by TIA Section 314(d) may be made by an Officer of the Company or the applicable Guarantor, except in cases where TIA Section 314(d) requires that such certificate or opinion be made by an independent engineer, appraiser or other expert within the meaning of TIA Section 314(d).

SECTION 10.06.    Authorization of Actions to be Taken by the Trustee Under the Collateral Documents.

        Subject to the terms of the Intercreditor Agreement, the Trustee may, including upon the occurrence and during the continuance of an Event of Default, in its sole discretion and without the consent of the Holders, on behalf of the Holders, take all actions it deems necessary or appropriate as are available under this Indenture, the Collateral Documents and at law, such as the institution of sale or foreclosure proceedings, in order to (a) enforce any of the terms of the Collateral Documents, and (b) collect and receive any and all amounts payable in respect of the obligations of the Company and the Guarantors hereunder and under the Notes, any Guarantees and the Collateral Documents. Subject to the terms of the Intercreditor Agreement, the Trustee shall have the power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Collateral Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interest and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders or the Trustee).

SECTION 10.07.    Authorization of Receipt of Funds by the Trustee Under the Collateral Documents.

        The Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Collateral Documents, and, subject to the Intercreditor Agreement, to make further distributions of such funds to the Holders according to the provisions of this Indenture and the Collateral Documents.

ARTICLE ELEVEN

GUARANTEES

SECTION 11.01.    Unconditional Guarantee.

        Each Guarantor, by execution of a Guarantee, will unconditionally jointly and severally Guarantee, on a senior basis, to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, that: (i) the principal of and interest on the Notes will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise and interest on the overdue principal, if any, and interest on any interest, to the extent lawful, of the Notes and all other obligations of the Company to the Holders or the Trustee under this Indenture, the Notes and the Collateral Documents will be promptly paid in full or performed, all in accordance with the terms hereof and thereof and (ii) in case of any extension of time of payment or renewal of any Notes or of any such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise.

        Each Guarantor, by execution of a Guarantee, will agree that, as between such Guarantor on the one hand, and the Holders and the Trustee on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of the Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of the Guarantee.

        Each Guarantor, by execution of a Guarantee, will agree that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor, by execution of a Guarantee, will waive diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that the Guarantee will not be discharged except by complete performance of the obligations contained in the Notes, this Indenture, the Collateral Documents and in the Guarantee. If any Noteholder or the Trustee is required by any court or otherwise to return to the Company, any Guarantor, or any Custodian acting in relation to the Company or any Guarantor, any amount paid by the Company or such Guarantor to the Trustee or such Noteholder, the Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor, by execution of a Guarantee, will agree that, in the event of default in the payment of principal (or premium, if any) or interest on such Notes, whether at their Stated Maturity, by acceleration, upon redemption, purchase or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Notes, subject to the terms and conditions set forth in this Indenture, directly against each of the Guarantors to enforce the Guarantee without first proceeding against the Company. Each Guarantor, by execution of a Guarantee, will agree that if, after the occurrence and during the continuance of an Event of Default, the Trustee or any Holders are prevented by applicable law from exercising their respective rights to accelerate the maturity of the Notes, to collect interest on the Notes, or to enforce any other right or remedy with respect to the Notes, the Guarantors will agree, by execution of a Guarantee, to pay to the Trustee for the account of the Holders, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.

SECTION 11.02.    Severability.

        In case any provision of the Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.03.    Release of Guarantor from the Guarantee.

        Upon the sale or disposition (whether by merger, stock purchase, asset sale or otherwise) of a Guarantor (or all or substantially all of its assets) to an entity which is not the Company or a Subsidiary or Affiliate of the Company and which sale or disposition is otherwise in compliance with the terms of this Indenture, the Collateral Documents and the Intercreditor Agreement, such Guarantor shall be deemed released from all obligations under the Collateral Documents and this Article Eleven without any further action required on the part of the Trustee or any Holder.

        The Trustee shall deliver an appropriate instrument evidencing such release upon receipt of a request by the Company accompanied by an Officers' Certificate certifying as to the compliance with this Section 11.03.

SECTION 11.04.    Limitation on Amount Guaranteed; Contribution by Guarantors.

        (a)   Anything contained in this Indenture or the Guarantee to the contrary notwithstanding, if any Fraudulent Transfer Law (as hereinafter defined) is determined by a court of competent jurisdiction to be applicable to the obligations of any Guarantor under the Guarantee, such obligations of such Guarantor under the Guarantee shall be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations under the Guarantee subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any applicable provisions of comparable state law (collectively, the "Fraudulent Transfer Laws"), in each case after giving effect to all other liabilities of such Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Guarantor (x) in respect of intercompany Indebtedness to the Company or other Affiliates of the Company to the extent that such Indebtedness would be discharged in an amount equal to the amount paid by such Guarantor under the Guarantee and (y) under any Guarantee of Subordinated Indebtedness which Guarantee contains a limitation as to maximum amount similar to that set forth in this subsection 11.04(a), pursuant to which the liability of such Guarantor under the Guarantee is included in the liabilities taken into account in determining such maximum amount) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, reimbursement, indemnification or contribution of such Guarantor pursuant to applicable law or pursuant to the terms of any agreement (including without limitation any such right of contribution under subsection 11.04(b)).

        (b)   The Guarantors together may desire to allocate among themselves in a fair and equitable manner, their obligations arising under the Guarantee. Accordingly, if any payment or distribution is made on any date by any Guarantor under the Guarantee (a "Funding Guarantor") that exceeds its Fair Share (as defined below) as of such date, that Funding Guarantor will be entitled to a contribution from each of the other Guarantors in the amount of such other Guarantor's Fair Share Shortfall (as defined below) as of such date, with the result that all such contributions will cause each Guarantor's Aggregate Payments (as defined below) to equal its Fair Share as of such date. "Fair Share" means, with respect to a Guarantor as of any date of determination, an amount equal to (i) the ratio of (x) the Adjusted Maximum Amount (as defined below) with respect to such Guarantor to (y) the aggregate of the Adjusted Maximum Amounts with respect to all Guarantors, multiplied by (ii) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under the Guarantee in respect of the obligations guarantied. "Fair Share Shortfall" means, with respect to a Guarantor as of any date of determination, the excess, if any, of the Fair Share of such Guarantor over the Aggregate Payments of such Guarantor. "Adjusted Maximum Amount" means, with respect to a Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Guarantor under the Guarantee, determined as of such date in accordance with subsection 11.04(a); provided that, solely for purposes of calculating the Adjusted Maximum Amount with respect to any Guarantor for purposes of this subsection 11.04(b), any assets or liabilities of such Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Guarantor. "Aggregate Payments" means, with respect to a Guarantor as of any date of determination, an amount equal to (i) the aggregate amount of all payments and distributions made on or before such date by such Guarantor in respect of the Guarantee (including, without limitation, in respect of this subsection 11.04(b) minus (ii) the aggregate amount of all payments received on or before such date by such Guarantor from the other Guarantors as contributions under this subsection 11.04(b)). The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Guarantors of their obligations as set forth in this subsection 11.04(b) shall not be construed in any way to limit the liability of any Guarantor under this Indenture or under the Guarantee.

SECTION 11.05.    Waiver of Subrogation.

        Until payment in full is made of the Notes and all other obligations of the Company to the Holders or the Trustee hereunder and under the Notes, each Guarantor, by its execution of the Guarantee, will irrevocably waive any claim or other rights it will acquire against the Company that arise from the existence, payment, performance or enforcement of such Guarantor's obligations under the Guarantee and this Indenture, including without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Notes against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Notes shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Notes, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Notes, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor, by its execution of the Guarantee, will acknowledge that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 11.05 is knowingly made in contemplation of such benefits.

SECTION 11.06.    Execution of Guarantee.

        To evidence its Guarantee to the Noteholders set forth in this Article Eleven, each Guarantor will execute the Guarantee in substantially the form attached to this Indenture as Exhibit B, which shall be endorsed on each Note ordered to be authenticated and delivered by the Trustee in accordance with Section 4.16. Each Guarantor will agree that the Guarantee set forth in this Article Eleven shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of the Guarantee. The Guarantee shall be signed on behalf of each Guarantor by one Officer of such Guarantor (each of whom shall, in each case, have been duly authorized by all requisite corporate actions), and the delivery of such Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee on behalf of such Guarantor. Such signatures upon the Guarantee may be by manual or facsimile signature of such officers and may be imprinted or otherwise reproduced on the Guarantee, and in case any such Officer who shall have signed the Guarantee shall cease to be such officer before the Note on which the Guarantee is endorsed shall have been authenticated and delivered by the Trustee or disposed of by the Company, such Note nevertheless may be authenticated and delivered or disposed of as though the person who signed the Guarantee had not ceased to be such Officer of such Guarantor.

SECTION 11.07.    Waiver of Stay, Extension or Usury Laws.

        Each Guarantor, by its execution of a Guarantee, will covenant (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive such Guarantor from performing the Guarantee as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) each Guarantor, by its execution of a Guarantee, will expressly waive all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE TWELVE

MISCELLANEOUS

SECTION 12.01.    TIA Controls.

        This Indenture is subject to the provisions of the TIA that are required to be a part of this Indenture, and shall, to the extent applicable, be governed by such provisions. If any provision of this Indenture modifies any TIA provision that may be so modified, such TIA provision shall be deemed to apply to this Indenture as so modified. If any provision of this Indenture excludes any TIA provisions that may be so excluded, such TIA provision shall be excluded from this Indenture.

        The provision of TIA Sections 310 through 317 that imposes duties on any Person (including the provisions automatically deemed included unless expressly excluded by this Indenture) are part of and govern this Indenture, whether or not physically contained therein.

        Each of TIA Section 315(d)(3) and TIA Section 316(a)(1) is hereby expressly excluded from this Indenture.

SECTION 12.02.    Notices.

        Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by commercial courier service, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

  if to the Company or any Guarantor:

    Cherokee International Corporation
    2841 Dow Avenue
    Tustin, CA 92780
    Facsimile No.:
    Telephone: (714) 544-6665
    Attn: Chief Executive Officer

  with a copy to:

    Skadden, Arps, Slate, Meagher & Flom LLP
    300 South Grand Avenue, Suite 3400
    Los Angeles, CA 90071-3144
    Facsimile No.: (213) 687-5600
    Telephone: (213) 687-5000
    Attn: Jeffrey H. Cohen

  if to the Trustee:

    U.S. Bank, N.A.
    180 East Fifth Street
    St. Paul, MN 55101
    Facsimile No.: (651) 244-0711
    Telephone No.: (651) 244-8677
    Attn: Corporate Trust Department

        Each of the Company, any Guarantors and the Trustee by written notice to each other such Person may designate additional or different addresses for notices to such Person. Any notice or communication to the Company, any Guarantors and the Trustee shall be deemed to have been given or made as of the date so delivered if personally delivered; when receipt is confirmed if delivered by commercial courier service; when receipt is acknowledged, if faxed; and five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid.

        Any notice or communication mailed to a Holder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

        Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 12.03.    Communications by Holders with Other Holders.

        Holders may communicate pursuant to the TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Guarantors, the Trustee, the Registrar and any other Person shall have the protection of the TIA Section 312(c).

SECTION 12.04.    Certificate and Opinion as to Conditions Precedent.

        Upon any request or application by the Company or any Guarantor to the Trustee to take or refrain from taking any action under this Indenture, the Company or such Guarantor shall furnish to the Trustee:

            (i)  an Officers' Certificate, in form and substance satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent to be performed by the Company, if any, provided for in this Indenture relating to the proposed action have been complied with; and

           (ii)  an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent to be performed by the Company, if any, provided for in this Indenture relating to the proposed action have been complied with.

SECTION 12.05.    Statements Required in Certificate or Opinion.

        Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officers' Certificate required by Section 4.06, shall include:

            (i)  a statement that the Person making such certificate or opinion has read such covenant or condition and the definitions relating thereto;

           (ii)  a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (iii)  a statement that, in the opinion of such Person, he has made such examination or investigation as is reasonably necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (iv)  a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with;

provided, that with respect to matters of fact, an Opinion of Counsel may rely on an Officers' Certificate or a certificate of an appropriate public official.

SECTION 12.06.    Rules by Trustee, Paying Agent, Registrar.

        The Trustee may make reasonable rules in accordance with the Trustee's customary practices for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for their respective functions.

SECTION 12.07.    Legal Holidays.

        If a payment date is a Legal Holiday, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

SECTION 12.08.    Governing Law.

        THIS INDENTURE AND THE NOTES (AND ANY GUARANTEES RELATING THERETO) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULES 327(b). EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE.

SECTION 12.09.    No Adverse Interpretation of Other Agreements.

        This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company, any Guarantor or any of its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 12.10.    No Recourse Against Others.

        No past, present or future member of the Board of Directors, officer, employee, equityholder, incorporator or controlling person, as such, of the Company, any Guarantor or of the Trustee shall have any liability for any obligations of the Company or any Guarantor under the Notes, any Guarantee or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

SECTION 12.11.    Successors.

        All agreements of the Company and the Guarantors in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 12.12.    Multiple Originals.

        All parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

SECTION 12.13.    Severability.

        In case any one or more of the provisions in this Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

SECTION 12.14.    Table Of Contents; Cross Reference Table and Heading.

        The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms of provisions hereof.

SIGNATURES

        IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

Company:
CHEROKEE INTERNATIONAL CORPORATION

By:	/s/ R. V. HOLLAND, JR. Name: R. V. Holland, Jr. Title: Chief Financial Officer

Trustee:
U.S. BANK, N.A., as Trustee

By:	/s/ FRANK LESLIE Name: Frank Leslie Title: Vice President

QuickLinks

  Exhibit 4.1
CROSS-REFERENCE TABLE
TABLE OF CONTENTS
ARTICLE ONE DEFINITIONS AND INCORPORATION BY REFERENCE
ARTICLE TWO THE NOTES
ARTICLE THREE REDEMPTION
ARTICLE FOUR COVENANTS
ARTICLE SIX DEFAULT AND REMEDIES
ARTICLE SEVEN TRUSTEE
SIGNATURES